UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
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☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
Skyward Specialty Insurance Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT
Dear Shareholder:
You are cordially invited to attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Skyward Specialty Insurance Group, Inc. (the "Company") to be held virtually on Tuesday, May 5, 2026, at 11:30 a.m. EDT. The Annual Meeting will be held virtually online at https://edge.media-server.com/mmc/p/tn9299q6 (password: skyward2026). To attend and vote during the Annual Meeting, please visit the meeting link above and enter the 16-digit control number on your Notice of Internet Availability or proxy card.
At the Annual Meeting, we will ask shareholders to:
1.To elect two directors to serve as Class I directors for a three-year term to expire at the 2029 annual meeting of shareholders;
2.To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the Proxy Statement;
3.To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026; and
4.To transact such other business as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the attached Proxy Statement, which forms a part of this notice and is incorporated herein by reference. Our Board of Directors (the "Board") has fixed the close of business on March 6, 2026 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
Your vote is important. Whether or not you expect to attend our Annual Meeting, we encourage you to read the Proxy Statement accompanying this notice and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled "General Information About the Annual Meeting and Voting" beginning on page 1 of the Proxy Statement accompanying this notice. If you plan to attend our virtual Annual Meeting and wish to vote your shares at the meeting, you may do so at any time before the proxy is voted.
All shareholders are cordially invited to attend the meeting.
By Order of the Board of Directors,
Patricia A. Ryan
Chief Legal Officer & Corporate Secretary
Houston, Texas
March 25, 2026

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions via the Internet or mail as soon as possible.
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about March 25, 2026 to all shareholders entitled to vote at the Annual Meeting. The proxy materials and our annual report on Form 10-K for the year ended December 31, 2025 (the "Annual Report") can be accessed online as of March 25, 2026 by visiting
https://www.astproxyportal.com/ast/27140.

i

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 5, 2026
The Board of Directors (the "Board") of Skyward Specialty Insurance Group, Inc. (the "Company" or "Skyward Specialty") is soliciting proxies for use at the 2026 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, May 5, 2026, at 11:30 a.m. EDT and any postponements or adjournments thereof. The Annual Meeting will be a virtual meeting held exclusively online. To attend and vote during the Annual Meeting, please visit https://edge.media-server.com/mmc/p/tn9299q6 (password: skyward2026) and enter the 16-digit control number on your Notice of Internet Availability or proxy card.
Why did you send me this Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Under rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to furnish our proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of the proxy materials to each shareholder. On or about March 25, 2026, we expect to mail to our shareholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the "2025 Annual Report") via the Internet and how to vote your proxy. If you received the Notice, you will not automatically receive a printed copy of our proxy materials in the mail. If you would like to receive a printed copy, please follow the instructions provided in the Notice.
Our 2026 proxy materials and 2025 Annual Report are accessible at: https://www.astproxyportal.com/ast/27140.
We are furnishing these proxy materials to you because our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes information related to your vote at the Annual Meeting. All shareholders who find it convenient to do so are cordially invited to attend the Annual Meeting online. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete and submit your proxy via the Internet in accordance with the instructions provided on the Notice, or, if you requested a printed copy of the proxy materials, complete, sign and return the proxy card.
VOTING RIGHTS
Only holders of record of the Company’s Common Stock, $0.01 par value (“Common Stock”), on March 6, 2026 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. On that date, 44,543,065 shares of Common Stock were outstanding and entitled to vote. Each shareholder has one vote per share on all matters coming before the Annual Meeting. The shareholders of the Company do not have cumulative voting rights in the election of directors. Abstentions or “withhold” votes and broker non-votes are counted for purposes of determining whether a quorum exists. For more information regarding withhold votes, abstentions and broker non-votes, see "What is the effect of withheld votes, abstentions and broker non-votes?" below.
To ensure the presence of a quorum, please vote over the Internet or by mail as instructed in these materials as promptly as possible. If a shareholder executes and returns a proxy card, but does not specify otherwise, the shares represented by the shareholder’s proxy will be voted: (i) for the election of the director nominee listed under “Election of Directors”; (ii) for the approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers ("NEOs") as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC; (iii) for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and (iv) in the discretion of the person or persons voting the proxies, on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

WHAT AM I VOTING ON?
There are three proposals scheduled for a vote:
Proposal 1:    To elect two directors to serve as Class I directors for a three-year term.
Proposal 2:    To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the Proxy Statement.
Proposal 3:    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE?
Skyward Specialty's Board of Directors unanimously recommends that you vote:
1.“FOR” the election of two (2) Class I director nominees as identified in this Proxy Statement under “Election of Directors” to the Board of Directors;
2.“FOR” the compensation of our named executive officers, on an advisory basis (“Say-on-Pay”); and
3."FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
HOW MANY VOTES DO I HAVE?
Each share of our Common Stock that you own as of March 6, 2026, the Record Date, entitles you to one vote.
WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?
If your shares are registered directly in your name with our registrar and transfer agent, Equiniti Trust Company, LLC, you are considered a shareholder of record with respect to those shares and our proxy materials have been made available to you directly by us. If your shares are held in a stock brokerage account, by a bank, broker, or other agent, you are considered the beneficial owner of shares held in street name and our proxy materials are being forwarded to you by your bank, broker, or other agent that is considered the owner of record of those shares. As the beneficial owner, you have the right to instruct your bank, broker, or other agent on how to vote your shares. Because a beneficial owner is not the shareholder of record, you may not vote your shares in person at the virtual Annual Meeting unless you obtain a "legal proxy" from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the virtual Annual Meeting, you may vote by following the instructions provided by your broker, bank, trustee, or other nominee.

HOW DO I VOTE BY PROXY?
With respect to the election of Class I directors, you may either vote "FOR" or you may "WITHHOLD" your vote for any nominee you specify. With respect to the advisory vote on the compensation of our Named Executive Officers (Say-on-Pay), you may vote "FOR" or "AGAINST" or "ABSTAIN" from voting. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2026, you may vote "FOR" or "AGAINST" or "ABSTAIN" from voting.
SHAREHOLDERS OF RECORD: SHARES REGISTERED IN YOUR NAME
If you are a shareholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
•VIA THE INTERNET: You may vote online until 11:59 p.m. EDT, May 4, 2026 (the day before the Annual Meeting), by accessing http://www.voteproxy.com and following the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. This service is available 24 hours a day, seven days a week.
•VIRTUAL ONLINE: If you plan to attend the Annual Meeting virtually, you may vote by completing and submitting a ballot online during the audiocast. If you are planning to attend our Annual Meeting virtually, please check for any public announcements that we may make on our website in the investor relations section at https://investors.skywardinsurance.com/ one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.
•BY MAIL: You may vote by mail using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. Please ensure that your proxy card is delivered at least two business days prior to the Annual Meeting (May 1, 2026), and your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our Board. If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this Proxy Statement, we know of no matters that needed to be acted on at the meeting, other than those discussed in this Proxy Statement.
BENEFICIAL OWNERS: SHARES REGISTERED IN THE NAME OF A BROKER OR BANK
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, and requested a printed copy of the proxy materials, you should have received a voting instruction form and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet. A large number of banks and brokerage firms offer Internet voting. If you are a beneficial owner, you may not vote your shares at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

MAY I REVOKE MY PROXY?
If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any of the three following ways:
•you may grant a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
•you may notify our Corporate Secretary in writing that you have revoked your proxy by mailing a written notice of revocation to the attention of Corporate Secretary, Skyward Specialty Insurance Group, Inc., 800 Gessner Road, Suite 600, Houston, TX 77024; or
•you may vote online at the Annual Meeting by visiting https://edge.media-server.com/mmc/p/tn9299q6 (password: skyward2026) and entering the 16-digit control number on your Notice of Internet Availability or proxy card.
Attendance at the virtual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting online at the meeting.
WHAT CONSTITUTES A QUORUM?
The presence at the Annual Meeting, in person, online or by proxy, of holders representing a majority of the shares of our outstanding Common Stock as of the Record Date, or approximately 22,716,963 shares, constitutes a quorum at the meeting, permitting us to conduct our business.
Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
Proposal 1: Election of Class I Directors. The two nominees who receive the most "For" votes (among votes properly cast online or by proxy) will be elected. Only votes "For" will affect the outcome.
Proposal 2: Proposal 2: To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the Proxy Statement. The affirmative vote of a majority of the voting power of the shares present in person, online or by proxy and entitled to vote on the matter at the Annual Meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote.
Proposal 3: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 must receive "For" votes from a majority of the voting power of the shares present in person, online or represented by proxy at the meeting and entitled to vote. Abstentions will have the effect of a vote “against” this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, thus broker non-votes are not expected to result from the vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.
HOW WILL MY SHARES BE VOTED IF I DO NOT SPECIFY HOW THEY SHOULD BE VOTED?
If you are a shareholder of record and you indicate when voting on the Internet that you wish to vote as recommended by our Board, then your shares will be voted at the Annual Meeting in accordance with our Board's recommendation on all matters presented for a vote at the Annual Meeting. Similarly, if you requested a printed copy of the proxy materials and sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with our Board's recommendation.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on "routine" matters but cannot vote on "non-routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a "broker non-vote."
WHAT IS THE EFFECT OF WITHHELD VOTES, ABSTENTIONS AND BROKER NON-VOTES?
Shares of Common Stock held by persons attending the virtual Annual Meeting, but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. For purposes of proposals No. 2 (Say-on-Pay) and No. 3 (ratification of the appointment Ernst & Young LLP), abstentions will have the same effect as a vote "against" each proposal. Because the election of directors is determined by a plurality of votes cast, withheld votes or abstentions will not be counted in determining the outcome of such proposal.
Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining whether a quorum exists. As discussed above, a broker non-vote occurs when an organization holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. Proposals No. 1 (election of directors) and No. 2 (Say-on-Pay) are not considered routine matters, and without your instruction, your broker cannot vote your shares for those proposals and any broker non-votes will have no effect on such proposals. However, ratification of the appointment of Ernst & Young LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal. Broker non-votes, if any, will have no effect on this proposal.
WHO IS PAYING THE COSTS OF SOLICITING THESE PROXIES?
We will pay all of the costs of soliciting these proxies.
HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results. All of our SEC filings are also available free of charge on our website at https://investors.skywardinsurance.com/financials/sec-filings.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board, which is currently comprised of nine members of whom seven are "independent" under the listing standards of the Nasdaq Stock Market LLC, ("Nasdaq"). The Board is nominating two director nominees for election. Our Board is divided into three classes with staggered three-year terms. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. There are three Class I directors whose current term of office expires at the Annual Meeting: Gena Ashe, James Hays, and Robert Creager. Our Board has nominated Gena Ashe for re-election at the Annual Meeting to serve as a Class I director until the 2029 annual meeting of shareholders or until her successor is duly elected and qualified. Our Board has also nominated Peter C. Hearn for election as a Class I director, with a term beginning August 1, 2026, and continuing until the 2029 annual meeting of shareholders or until his successor is duly elected and qualified. James Hays and Robert Creager will continue to serve until the Annual Meeting.
The following table sets forth the names, ages, and certain other information as of the Record Date for each director nominee and each of our continuing directors.

Name	Class	Age	Director Since	Independent	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Risk Committee	Investment Committee
Nominees for Director
Peter C. Hearn	I	70	N/A	Yes
Gena Ashe	I	64	2023	Yes		▲	Chair	▲
Continuing Directors
Michael Morrissey	II	78	2023	Yes	▲			▲	Chair
Andrew Robinson ■	II	60	2020	No
Katharine Terry	II	49	2022	Yes	▲	▲	▲	▲
Marcia Dall	III	62	2022	Yes	▲	Chair
Anthony J. Kuczinski t	III	67	2023	Yes			▲	Chair	▲
Christopher L. Peirce*	III	57	2026	Yes	▲				▲
________________________
■ Chairman of the Board and CEO
t Lead Independent Director
* Christopher L. Peirce will assume the role of Chair of the Audit Committee effective April 1, 2026.
DIRECTOR NOMINEES
Peter C. Hearn has more than four decades of experience in the global insurance and reinsurance industry. Most recently, he served as Vice Chair of Marsh McLennan from January 2022 to December 2022. Prior to that, Mr. Hearn was Chief Executive Officer of Guy Carpenter & Company, LLC and a member of the Marsh & McLennan Companies Executive Committee from 2015 through 2021. From 2011 to 2015, he served as Global Chairman of Willis Re, having previously held the role of Global Chief Executive Officer from 2005 to 2011 and serving concurrently on the Willis Group Executive Committee. Earlier in his career, Mr. Hearn joined Willis Re in 1994, where he held progressively senior leadership roles, including President. He began his career in reinsurance in 1978 with Willis Faber & Dumas and later joined Towers Perrin Forster & Crosby, where he became a partner in 1986. Mr. Hearn holds a B.A. in history and political science from Lake Forest College.
We believe Mr. Hearn is qualified to serve on our Board based on his deep expertise in global reinsurance markets, extensive executive leadership experience, and demonstrated ability to lead complex organizations and drive strategic growth across diversified property and casualty portfolios.

Gena Ashe has served on our Board and as Chair of the Nominating and Corporate Governance Committee since August 2023. Since 2019, Ms. Ashe has served as the Chief Legal Officer and Corporate Secretary of Anterix Inc. (NASDAQ: ATEX), a wireless broadband infrastructure company. Since 2021, Ms. Ashe has served as a member of the Board of Directors of the Executive Leadership Council, a non-profit committed to opening channels of opportunity for Black executives to positively impact business and communities, and on which she currently serves as the Vice-Chairman. Previously, Ms. Ashe served on the Board of Directors of GXO Logistics (NYSE: GXO), a publicly traded, global logistics/supply chain outsourcing technology company, and XPO Logistics (NYSE: XPO), a publicly traded, global supply chain solution provider, as Vice Chairman of the Board of XPO Logistics, Europe SA (Euronext: XPO), a France based publicly traded transportation/logistics service provider, and as a Member of the board of ALP Holding Company, a portfolio company of Cold Bore Management. Prior to joining Anterix in 2019, Ms. Ashe held several senior legal roles with prominent firms, including Brightview Services LLC (now known as Brightview Holdings, Inc.), Adtalem Global Education (NYSE:ATGE), Public Broadcasting Service ("PBS"), Darden Restaurants, Inc., AT&T Corp., and Lucent Technologies, Inc. Earlier in her career Ms. Ashe was an electrical engineer and scientist for IBM Corporation before joining IBM's legal team.
Ms. Ashe holds a Bachelor of Science from Spelman College, a Master of Science in electrical engineering from Georgia Institute of Technology, and a Juris Doctor from Georgetown University Law Center. We believe Ms. Ashe is qualified to serve as a member of our Board based on her experience, qualifications, attributes, and skills, including her extensive track record of public and private company board service.
CONTINUING DIRECTORS
Marcia Dall has served on our Board since November 2022 and as Chair of the Compensation Committee since August 2023. Ms. Dall has served as the Executive Vice President and Chief Financial Officer of Churchill Downs Incorporated, a publicly traded industry-leading racing, online wagering, and gaming entertainment company since October 2015. Prior to this role, Ms. Dall served as Executive Vice President and Chief Financial Officer at Erie Indemnity Company, a company providing sales, underwriting and administrative services to Erie Insurance Exchange, from March 2009 to October 2015. From January 2008 to March 2009, she served as Chief Financial Officer of CIGNA Healthcare. Prior to CIGNA, from August 2002 through January 2008, Ms. Dall was Executive Vice President and Chief Financial Officer for the International and U.S. Mortgage Insurance segments of Genworth Financial, a former subsidiary of GE. Ms. Dall began her career in 1985 in the Financial Management Program at GE and held various leadership roles both in finance and operations over her twenty-plus year tenure with GE.
Ms. Dall is a Certified Public Accountant, holds a Bachelor of Science from Indiana University and an MBA from Northwestern University Kellogg School of Management. We believe Ms. Dall is qualified to serve as a member of our Board based on her experience, qualifications, attributes, and skills, including her extensive finance and management background and executive leadership experience in the insurance sector.
Anthony J. Kuczinski has served on our Board since August 2023, as our Lead Independent Director since December 2023, and as Chair of the Risk Committee since February 2024. Since July 2024, Mr. Kuczinski has served as a member of the Board of Directors of Hagerty, Inc. (NYSE: HGTY) an automotive enthusiast brand and specialty vehicle insurance provider. Since October 2023, Mr. Kuczinski has served as a member of the Board of Directors of Ryan Specialty Holdings, Inc. (NYSE: RYAN) a service provider of specialty products and solutions for insurance brokers, agents and carriers. From 2008 to 2022, Mr. Kuczinski served as President and Chief Executive Officer of Munich Reinsurance America, Inc. From 1990 to 2007, he served in various roles at Munich Reinsurance America, Inc., including President of the Specialty Markets Division, President of Insurance Company Operations, Executive Vice President and Chief Financial Officer for Specialty Markets, and Senior Vice President. He has over 35 years of industry experience.
Mr. Kuczinski is a Certified Public Accountant (Inactive) and a Certified Property Casualty Underwriter and holds a Bachelor of Business Administration from Pace University. We believe Mr. Kuczinski is qualified to serve as a member of our Board based on his experience, qualifications, attributes, and skills including his extensive experience in the insurance industry.
Michael Morrissey has served on our Board and as Chair of the Investment Committee since December 2023. Since December 2020, Mr. Morrissey has served as Special Advisor and a member of the executive committee of the International Insurance Society, Inc., a global research organization specializing in the insurance industry, of which Mr. Morrissey served as President and CEO of from May 2009 to December 2020. Since January 2021, Mr. Morrissey

has served as Chairman of the Board of Directors of Protective Life Corporation, a Fortune 500 provider of life insurance. Since January 2020, Mr. Morrissey has served as a member of the Board of Directors of Legeis Capital, LLC, an investment advisory firm specializing in the insurance industry. From April 2008 to April 2023, Mr. Morrissey served as a member of the Board of Directors of Selective Insurance Group Inc. (NASDAQ: SIGI), a publicly traded A+ rated, top 40 property and casualty insurer. From May 1983 to May 2009, Mr. Morrissey served as Chairman and CEO of Firemark Investments Inc. (“Firemark”), a former independent investment firm that was focused on the global insurance industry. Prior to founding Firemark, Mr. Morrissey served as President of Manhattan Life Insurance Co. and Senior Vice President of Crum & Forster.
Mr. Morrissey holds a Bachelor of Arts from Boston College and an MBA from Dartmouth. We believe Mr. Morrissey is qualified to serve as a member of our Board based on his experience, qualifications, attributes, and skills, including his public board service and extensive insurance and investment market experience.
Christopher L. Peirce has served on our Board and as a member of the Audit and Investment Committees since February 2026. Mr. Peirce was appointed as the incoming Chair of the Audit Committee, effective April 1, 2026. From 1995 to 2024, Mr. Peirce served in several financial leadership roles within Liberty Mutual Insurance, a Fortune 100 company, large global property and casualty insurer. During his tenure Mr. Peirce was promoted several times, most recently serving as Executive Vice President and Chief Financial Officer from 2018 to 2024, which included overseeing financial operations, corporate accounting, financial reporting, planning, capital management, actuarial, corporate taxation, treasury, enterprise risk management, global mergers and acquisitions, ceded reinsurance, and leading a team of 700. From 2012 to 2018, Mr. Peirce served as President, Global Specialty. From 2011 to 2012, Mr. Peirce served as President, Commercial Markets. From 2006 to 2011, Mr. Peirce served as CFO, Liberty International. From 1995 to 2006, Mr. Peirce served in other financial leadership roles within the organization. From 1990 to 1995, earlier in his career Mr. Peirce served as Tax Manager at KPMG where he supported a wide range of global business clients across industries on international tax consulting and compliance and earned his CPA Certification.
Mr. Peirce is a Certified Public Accountant (Inactive) and holds a Bachelor of Arts in Economics from Harvard University. We believe Mr. Peirce is qualified to serve as a member of our Board based on his experience, qualifications, attributes, and skills, including his extensive financial accounting background and insurance industry expertise.
Andrew Robinson has served as our Chief Executive Officer since May 2020, as Chairman of our Board since December 2023, and as a member of our Board since July 2020. Prior to joining Skyward Specialty, Mr. Robinson was an Executive in Residence then Senior Advisor at Oak HC/FT, a venture and growth equity firm, including serving as Co-Chief Executive Officer then as Executive Chair at Groundspeed Analytics, and as Chair of Clara Analytics, both insurance technology companies funded by Oak HC/FT. From January 2017 to July 2017, Mr. Robinson served as the Global Chief Operating Officer and Executive Vice President of Crawford & Company, a claims management solutions business. Mr. Robinson oversaw Crawford & Company's four businesses with revenues of $1.1 billion and over 8,000 employees. Mr. Robinson's experience also includes over ten years with The Hanover Insurance Group, Inc. ("Hanover"), an insurance company, where he rose to President of Specialty Insurance, Executive Vice President of Corporate Development and Chief Risk Officer. While at Hanover, his responsibilities included all aspects of the company's U.S. specialty businesses, including profit and loss and strategic and operational oversight. He was also responsible for acquisitions, divestitures, business integration, and enterprise risk management for the broader enterprise. Prior to his time at Hanover, he was the Managing Partner of Global Insurance at Diamond (now PWC) Consulting. Mr. Robinson also serves on the board of McLarens, Inc., a global insurance services company. Mr. Robinson previously served on the board of directors of Chaucer Plc, a Lloyd's of London managing agency.
Mr. Robinson holds a Bachelor of Science degree from Clarkson University. Mr. Robinson is a highly experienced and successful global insurance executive with a 30-year track record of growth, financial improvement, and strategic and operational leadership. We believe Mr. Robinson is qualified to serve as a member of our Board based on our review of his experience, qualifications, attributes and skills, including his executive leadership experience in the insurance, claims management and technology industries.
Katharine Terry has served on our Board and as a member of the Nominating & Corporate Governance Committee since November 2022. Ms. Terry has served as a member of the Audit Committee since August 2023 and as a member of the Risk Committee since its inception in February 2024. Ms. Terry has served as a member of the

Compensation Committee since February 2026. Ms. Terry founded Kate Terry and Company, a management consulting firm focused on modernizing insurance products and technology. Prior to that, Ms. Terry cofounded Surround Group, Inc. in June 2018 and served as Chief Operating Officer and Chief Executive Officer. Ms. Terry was Senior Vice President, Commercial Insurance Product Management at Liberty Mutual Insurance from February 2011 through August 2016. She held prior roles in product management at Plymouth Rock Assurance Corporation and Progressive Insurance. Ms. Terry is a Chartered Property and Casualty Underwriter.
Ms. Terry holds a Bachelor of Arts from Harvard University and an MBA from Harvard Business School. We believe Ms. Terry is qualified to serve as a member of our Board based on her experience, qualifications, attributes, and skills, including her extensive insurance product management experience.
BOARD INDEPENDENCE
Our Common Stock is listed on the Nasdaq Global Select Market. Under the Nasdaq rules, independent directors must comprise a majority of a listed company's board of directors within a specified period of the completion of an initial public offering. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.
Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and the related SEC and Nasdaq rules. To be considered independent for purposes of Rule 10A-3 and under the Nasdaq rules, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
Compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and the related SEC and Nasdaq rules. To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Accordingly, the Board has considered the independence of our Board members and the two nominees and determined that all Board members except Andrew Robinson are independent. The Board determined that James Hays, who will continue to serve as a director until the Annual Meeting, is not independent under the Nasdaq listing standards. In making this determination, our Board applied the standards set forth in the rules of Nasdaq and the Exchange Act. Our Board considered all relevant facts and circumstances known to it in evaluating the independence of these directors, including their current and historical employment, any compensation we have given to them, any transactions we have with them, their beneficial ownership of our capital stock, their ability to exert control over us, all other material relationships they have had with us and the same facts with respect to their immediate families.
The committee composition of the Company's Audit, Compensation, Nominating and Corporate Governance, and Risk Committees are composed entirely of independent directors, and the Investment Committee is comprised of a majority of independent directors.
BOARD LEADERSHIP STRUCTURE
Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer ("CEO").
Our Board currently believes that our existing Board leadership structure comprised of a combined Chairman/CEO role and Lead Independent Director is effective, provides the appropriate balance of authority between independent and non-independent directors, and achieves the optimal governance model for us and for our shareholders. Recognizing the importance of independent perspectives on the Board to balance the combined Chairman and CEO roles, the Company appropriately maintains strong independent and effective oversight of our business and affairs through our Lead Independent Director.
The Board regularly conducts executive sessions with independent directors in attendance only. Our Lead Independent Director, Anthony J. Kuczinski, presides over these executive sessions.
LEAD INDEPENDENT DIRECTOR
Our Board believes that an active and empowered Lead Independent Director is key to providing strong, independent leadership for the Board. The Lead Independent Director position is a critical aspect of our corporate governance framework. The Lead Independent Director presides over executive sessions of the Board, regularly communicates with the Chairman and our senior management, provides performance feedback to the CEO and oversees matters where the Chairman may otherwise be conflicted. Mr. Kuczinski, as Lead Independent Director, brings extensive experience leading companies in the insurance industry. The Board believes that Mr. Kuczinski’s experience enables him to provide valuable and independent views in the boardroom and ensures active communication between management and our independent directors to support their oversight responsibilities, including with respect to management of risks and opportunities.
CORPORATE GOVERNANCE HIGHLIGHTS
•Independence: All continuing directors and the two director nominees are independent, except Andrew Robinson.
•Board Refreshment: 6 new directors in the past 4 years.
•Average Age: The average age of our continuing directors and the two director nominees is 63.3.
•Average Tenure: 3.2 years.

BOARD SKILLS MATRIX1

Director	Andrew Robinson (Chairman)	Anthony J. Kuczinski	Gena Ashe	Marcia Dall	Peter C. Hearn	Michael Morrissey	Christopher L. Peirce	Katharine Terry
Age (as of Record Date)	60	67	64	62	70	78	57	49
Tenure (as of Record Date)	5.7	2.7	2.6	3.4	N/A	2.2	<1	3.4
Outside Public Boards (current or prior)		●	●	●	●	●
Leadership	●	●	●	●	●	●	●	●
Human Capital Management	●	●	●	●	●	●	●	●
Accounting and Finance Oversight	●	●	●	●	●	●	●	●
Insurance Industry	●	●		●	●	●	●	●
Risk Management	●	●	●	●		●	●	●
Corporate Governance	●	●	●	●	●	●	●	●
Cybersecurity	●			●			●	●
Technology/Data/AI	●		●					●
Investment Capital Management	●			●		●		●
M&A Corporate Development	●	●	●	●	●	●	●

1.Self-reported by each director and the two director nominees.
THE BOARD'S ROLE IN RISK OVERSIGHT
Although management is responsible for the day-to-day management of the risks that our Company faces, our Board and its committees take an active role in overseeing management of our risks and have the ultimate responsibility for the oversight of risk management. The Board regularly reviews information regarding our operational, financial, legal and strategic risks. Specifically, senior management attends quarterly meetings of the Board, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by our Board.
In addition, our five committees assist the Board in fulfilling its oversight responsibilities regarding risk. The Audit Committee coordinates the Board's oversight of the Company's financial reporting process, including our internal control over financial reporting, disclosure controls and procedures, related party transactions and code of conduct, with management regularly reporting to the Audit Committee on these areas. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, management of human capital, as well as succession planning as it relates to our chief executive officer. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and corporate governance and corporate governance guidelines. The Risk Committee assists the Board in fulfilling its oversight responsibilities with regard to enterprise risk management, cyber security, underwriting and other significant operating risks. The Investment Committee assists the Board, in concert with the recommendations of senior management, in fulfilling its oversight responsibilities with regard to the development of the Company's long-term strategic investment plan within the parameters of the Investment Policy.
When any of the committees receives a report related to material risk oversight, the chair of the relevant committee reports on the discussion to the full Board.
BOARD OF DIRECTORS MEETINGS
During fiscal year 2025, our Board met six (6) times, including meetings held via video-conference, and acted seven (7) times by unanimous written consent. All directors except Mr. Hays attended at least 75% of the aggregate number of Board and committee meetings on which they served during their tenure in 2025.
COMMITTEES OF THE BOARD OF DIRECTORS
Our Board has five standing committees: Audit, Compensation, Nominating and Corporate Governance, Risk and Investment committees, as described below. Each committee operates pursuant to a charter adopted by our Board. The charter for each of the committees can be found on our website at
https://investors.skywardinsurance.com/corporate-governance/governance-overview.
Our Board may establish other committees from time to time to assist the Board. The Nominating and Corporate Governance Committee reviews committee composition at least annually, and recommends member rotation to the full Board for approval, as deemed necessary. All committees meet at least quarterly each year and hold additional meetings and informal discussions from time to time as needed.
Pursuant to the Nasdaq listing standards and the rules and regulations applicable to each committee, as of the date of this Proxy Statement, all committees are composed solely of independent directors, with the exception of the Investment Committee, which is comprised of a majority of independent directors. Further, the composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq, and SEC rules and regulations.
AUDIT COMMITTEE
During fiscal year 2025, our Audit Committee met twelve (12) times, including meetings held via video-conference, and acted seven (7) times by unanimous written consent. The members of our Audit Committee are Robert Creager (Chair), Christopher L. Peirce, Marcia Dall, Michael Morrissey and Katharine Terry. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Robert Creager, Christopher L. Peirce, Marcia Dall and Michael Morrissey are audit committee financial experts as defined under the applicable rules of the SEC and have the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq.
Our Audit Committee is composed exclusively of independent directors who satisfy the standards of independence established for independent directors under the Nasdaq rules and the additional independence standards applicable to audit committee members established pursuant to Rule 10A-3 under the Exchange Act, as determined by our Board. Our Board has determined that each of Robert Creager, Christopher L. Peirce, Marcia Dall, Michael Morrissey and Katharine Terry are independent under the heightened audit committee independence standards of the SEC and Nasdaq. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the applicable Nasdaq rules.
Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:
•monitors the performance of the Company’s internal audit function and system of internal controls;
•monitors the Company’s compliance with legal and regulatory requirements as well as the Company’s Code of Business Conduct and compliance policies;

•appoints our independent registered public accounting firm;
•evaluates the independent registered public accounting firm's qualifications, independence and performance;
•determines the engagement of the independent registered public accounting firm;
•reviews and approves the scope of the annual audit and the audit fee;
•discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•reviews our financial statements and our management's discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•reviews our critical accounting policies and estimates;
•reviews and evaluates, at least annually, the performance of the Audit Committee and its members, including compliance by the Audit Committee with its charter; and
•reviews, at least annually, the Audit Committee Charter.
COMPENSATION COMMITTEE
During fiscal year 2025, our Compensation Committee met six (6) times, including meetings held via video-conference, and acted once by unanimous written consent. The members of our Compensation Committee are Marcia Dall (Chair), Gena Ashe and Katharine Terry, each of whom has been classified as "independent" by our Board, as that term is defined in SEC and Nasdaq rules, meets the heightened independence requirements for compensation committee purposes under Section 10C of the Exchange Act and related SEC and Nasdaq rules, and are considered a "non-employee director" under Rule 16b-3 under the Exchange Act.
Our Compensation Committee reviews and recommends policies relating to the compensation and benefits of our officers and employees. Among other matters, the Compensation Committee:
•reviews, modifies and approves (or, if it deems appropriate, makes recommendations to our Board regarding) corporate goals and objectives relevant to the compensation of our CEO and other executive officers;
•evaluates the performance of these officers in light of those goals and objectives and determines and approves (or, if it deems appropriate, recommends to our Board for determination and approval) the compensation of these officers based on such evaluations;
•reviews, and for our executive officers approves, (or, if it deems appropriate, recommends to our Board for determination and approval) the issuance of awards under our stock plans;
•reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter;
•reviews, assesses, and recommends to the Board appropriate compensation for non-employee directors;
•oversees the production of and approves the report on executive compensation to be included in the Company’s Proxy Statement for the annual meeting of shareholders;
•reviews and evaluates the succession planning for the CEO and executive officers; and
•reviews, at least annually, the Compensation Committee charter.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
During fiscal year 2025, our Nominating and Corporate Governance Committee met five (5) times, including meetings held via video-conference. The members of our Nominating and Corporate Governance Committee are Gena Ashe (Chair), Robert Creager, Anthony J. Kuczinski and Katharine Terry, each of whom has been classified as "independent" by our Board as that term is defined in the SEC and Nasdaq rules.
Our Nominating and Corporate Governance Committee reviews and recommends to the Board best practices related to corporate governance principles. Among other matters, the Nominating and Corporate Governance Committee:
•identifies candidates qualified to become directors, consistent with criteria approved by our Board;
•recommends to our Board nominees for election as directors at the next annual meeting of shareholders or a special meeting of shareholders at which directors are to be elected, as well as recommends directors to serve on committees of the Board;
•recommends Board candidates to our Board to fill vacancies and newly created directorships on the Board;
•identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to shareholder concerns regarding corporate governance;
•develops and recommends to our Board guidelines setting forth corporate governance principles;
•oversees the annual self-evaluation process of our Board;
•reviews and evaluates, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including compliance by the Nominating and Corporate Governance Committee with its charter; and
•reviews, at least annually, the Company's Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter.
INVESTMENT COMMITTEE
During fiscal year 2025, our Investment Committee met five (5) times, including meetings held via video-conference. The members of our Investment Committee are Michael Morrissey (Chair), James Hays, Anthony J. Kuczinski and Christopher L. Peirce, each of whom was classified as "independent", except for Mr. Hays, as that term is defined in the SEC and Nasdaq rules.
Our Investment Committee oversees the Company’s long-term strategic investment plan in conjunction with recommendations from senior management, and performs other duties and responsibilities as designated by the Board. Among other matters, the Investment Committee:
•reviews and assesses, at least quarterly, adherence to the Company's Investment Policy;
•reviews and assesses the Company’s investment strategy relative to the Investment Policy;
•reviews and assesses, at least quarterly, the Company's investment activities and performance;
•approves the selection of external investment managers, consultants and custodians based on the recommendations from senior management;
•reviews and evaluates, at least annually, the performance of the Investment Committee and its members, including compliance by the Investment Committee with its charter; and
•reviews, at least annually, the Investment Committee charter.
RISK COMMITTEE
During fiscal year 2025, our Risk Committee met five (5) times, including meetings held via video-conference. The members of our Risk Committee are Anthony J. Kuczinski (Chair), Gena Ashe, Michael Morrissey and Katharine

Terry, each of whom has been classified as "independent" by our Board as that term is defined in the SEC and Nasdaq rules.
Our Risk Committee oversees the Company’s risk management as designated by the Board. Among other matters, the Risk Committee:
•oversees the Company Enterprise Risk Management program, including compliance with applicable laws, regulations, and internal policies;
•oversees and monitors the Company’s decisions, competence, and preparedness with respect to underwriting matters of significance;
•reviews with management entry into new underwriting units, lines of business and markets;
•reviews and assesses, at least annually upon renewals, the Company strategy, objectives and current structures related to and use of reinsurance;
•reviews and assesses the Company’s directors' and officers' (D&O) insurance placement terms and coverage;
•reviews and assesses the business continuity and disaster recovery plans;
•reviews and assesses the Company’s cybersecurity risk management program;
•reviews and evaluates, at least annually, the performance of the Risk Committee and its members, including compliance by the Risk Committee with its charter; and
•reviews, at least annually, the Risk Committee charter.
DIRECTOR NOMINATION PROCESS
The Nominating and Corporate Governance Committee uses the following procedures to identify and evaluate any candidate recommended or offered for nomination to the Board. In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Corporate Governance Committee considers the following:
•individual qualifications, including relevant career experience, strength of character, maturity of judgment, familiarity with the Company's business and industry; and
•all other factors it considers appropriate, which may include diversity of background, existing commitments to other businesses, potential conflicts of interest, legal considerations, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board.
The Board, with the assistance of the Nominating and Corporate Governance Committee, monitors the mix of specific experiences, qualifications and skills of its directors in order to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company's business and structure. Although there is no specific policy regarding diversity in identifying director nominees, both the Nominating and Corporate Governance Committee and the Board seek the talents and backgrounds that would be most helpful to us in selecting director nominees. In particular, the Nominating and Corporate Governance Committee, when recommending director candidates to the full Board of Directors for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.
The Company has never received a proposal from a shareholder to nominate a director. Although the Nominating and Corporate Governance Committee has not adopted a formal policy with respect to shareholder nominees, the Nominating and Corporate Governance Committee expects that the evaluation process for a shareholder nominee would be similar to the process outlined above.
SHAREHOLDER RECOMMENDATIONS FOR NOMINATIONS TO THE BOARD
A shareholder that wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential candidate for director must direct the recommendation in writing to Skyward

Specialty Insurance Group, Inc., 800 Gessner Road, Suite 600, Houston, TX 77024, Attention: Corporate Secretary, and must include the candidate's name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending shareholder's ownership of our stock. Such recommendation must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, areas of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our Board will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.
Proposals of shareholders to be presented at the Annual Meeting must have been received by us no later than November 26, 2025, in order to be included in our Proxy Statement, which is 120 days prior to the first anniversary of the date the materials were furnished to shareholders. In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations not included in our Proxy Statement, to be brought before an annual meeting of shareholders. In general, the notice must meet the requirements in our amended and restated bylaws and be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one-year anniversary of the previous year's annual meeting of shareholders. Therefore, to be presented at our 2026 annual meeting of shareholders, such a proposal must have been received by us no earlier than January 7, 2026 and no later than February 6, 2026.
DIRECTOR ATTENDANCE AT ANNUAL MEETINGS
Pursuant to our Corporate Governance Guidelines, directors are expected to attend our Annual Meeting of Shareholders whenever possible. Our 2025 Annual Meeting was attended by all current directors.
Our Corporate Governance Guidelines can be found on our website under the Corporate Governance section located at: https://investors.skywardinsurance.com/corporate-governance/governance-overview.
COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
Shareholders seeking to communicate with our Board should submit their written comments to our corporate secretary, Skyward Specialty Insurance Group, Inc., 800 Gessner Road, Suite 600, Houston, TX 77024. The corporate secretary will forward such communications to each member of our Board; provided that if in the opinion of our corporate secretary it would be inappropriate to send a particular shareholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).
CODE OF BUSINESS CONDUCT
Our Board has adopted a Code of Business Conduct (the "Code") to promote integrity in the workplace, marketplace, and in our communities. The Code applies to all Skyward Specialty's directors, officers and employees, including the CEO, the Chief Financial Officer ("CFO"), and principal accounting officer or controller, or persons performing similar functions. The full Board reviews and reassesses our Code annually for adequacy, which is the framework for our culture, including how employees must conduct themselves at work and in the community. The Code is available on our website at https://investors.skywardinsurance.com/corporate-governance/governance-overview. Any amendment to the Code, as well as any waiver that is required to be disclosed under applicable SEC rules or Nasdaq listing standards, will be posted on the Company’s website or reported on Form 8-K within four business days of such amendment or waiver. There were no waivers from any provision of the Code in 2025 that required disclosure.
INSIDER TRADING POLICY
The Company has a Securities Trading Policy (the “Policy”) governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons and has implemented processes for the Company that it believes are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. The Policy sets out, among other things: (1) the basic obligations of directors, officers, employees and certain other parties having knowledge of material non-public information (“MNPI”) concerning us; (2) additional obligations of directors and officers subject to reporting under Section 16 of the Securities Exchange Act, as amended, and other designated personnel when trading our securities; (3) rules relating to special transactions such as hedging, margin accounts and pledged securities; and (4) rules relating to trading windows and Rule 10b5-1 Plans (as defined in the Securities Trading Policy). The full text of our Policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 on March 2, 2026.

PROPOSAL NO. 1:
ELECTION OF CLASS I DIRECTORS
Under our governing documents, our Board has the power to set the number of directors from time to time by resolution. We currently have nine authorized directors serving on our Board, of which seven directors are "independent" as defined under the Nasdaq listing standards. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control of our Company.
At the Annual Meeting, two Class I directors will be elected for a three-year term, expiring at our 2029 annual meeting of shareholders or until his or her successor is duly elected and qualified. Based upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the two director nominees set forth below to stand for election by our shareholders.
NOMINEES FOR DIRECTOR
Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, Peter C. Hearn and Gena Ashe as nominees for election as Class I directors at the Annual Meeting, with Mr. Hearn’s service as a director commencing August 1, 2026. Robert Creager and James Hays will continue to serve as directors until the Annual Meeting.
If elected, Mr. Hearn and Ms. Ashe will serve as Class I directors until the 2029 annual meeting of shareholders or until his or her successors are duly elected and qualified. For information concerning the nominees, please see the section titled "Board of Directors and Corporate Governance —  Nominees for Director."
If you are a shareholder of record and you vote but do not give instructions with respect to the voting of directors, your shares will be voted "FOR" the election of Mr. Hearn, effective August 1, 2026, and Ms. Ashe, effective as of the Annual Meeting. We expect that Mr. Hearn and Ms. Ashe will accept such nominations; however, in the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill such vacancy. If you are a beneficial owner of shares of our Common Stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.
VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS:
The election of the Class I directors requires a plurality of the votes cast by the shares of our Common Stock entitled to vote thereon to be approved. Abstentions and broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS
CLASS I DIRECTORS TO SERVE FOR THREE-YEAR TERMS EXPIRING AT THE 2029 ANNUAL MEETING.
***

PROPOSAL NO. 2:
SAY-ON-PAY VOTE
APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS
Why are you being asked to vote? We are required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act to give shareholders the right to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers. This is commonly referred to as a “Say-on-Pay” proposal.
Purpose of the Say-on-Pay proposal. This vote is not focused on any particular item of compensation, but rather is intended to address the overall compensation of our Named Executive Officers, as well as the practices, programs and policies we have in place to implement and govern executive compensation, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement and the related compensation tables and narratives. Some of the primary objectives of our executive compensation programs are to attract and retain highly qualified individuals, motivate their performance to support and achieve our key financial and operational goals, and align our employees’ long-term interests with those of our shareholders. We believe that our compensation programs appropriately tie compensation opportunities to our Company’s performance. In addition, we believe that our named executive officer compensation program is structured appropriately to support our company and business objectives, as well as to support our culture.
Impact of your vote. This Say-On-Pay vote is advisory, and therefore not binding on our Compensation Committee or Board of Directors. However, our Board and our Compensation Committee value the opinions of our shareholders and will carefully review and consider the voting results when evaluating our executive compensation programs.
Unless the Board modifies its policy on the frequency of holding “say on pay” advisory votes, the next “say on pay” advisory vote will occur not later than at the Company’s Annual Meeting of Shareholders in 2031. The Company's shareholders voted at the 2025 Annual Meeting of Shareholders for a one-year frequency of future advisory votes to approve executive compensation.
VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS:
The affirmative vote of a majority of the voting power of the shares present in person, online, or by proxy and entitled to vote on the matter at the Annual Meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
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PROPOSAL NO. 3:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP ("EY") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. EY has served as the Company's auditor since 2021. Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Shareholder ratification of the selection of EY as the Company's independent registered public accounting firm is not required by Delaware law, the Company's amended and restated certificate of incorporation, or the Company's amended and restated bylaws. However, the Audit Committee is submitting the selection of EY to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
Independent Registered Public Accountants' Fees
The following table is a summary of fees billed to the Company by EY for professional services rendered for the fiscal years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees(1)	$4,167,098	$3,396,500
Audit Related Fees(2)	1,073,760	100,000
Tax Fees	—	—
All Other Fees	—	—
Total	$5,240,858	$3,496,500
(1)Audit fees consist of fees for professional services rendered for the audit of our annual financial statements included in our Form 10-K filing, including the integrated audit of internal control over financial reporting, and review of financial statements included in our quarterly Form 10-Q filings and statutory audits required.
(2)Audit related fees consist of $1,073,760 in fees related to due diligence in connection with the Apollo acquisition and $100,000 in fees related to our follow-on public offering of our Common Stock that occurred in May 2024.
PRE-APPROVAL POLICIES AND PROCEDURES
Our Audit Committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2025, 2024, 2023 and 2022. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS:
The affirmative vote from a majority in voting power of the shares present virtually online or represented by proxy at the meeting and entitled to vote will be required to ratify the selection of EY. Abstentions will have the same effect as a vote "against" this proposal. The approval of Proposal 3 is considered a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.
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SKYWARD SPECIALTY'S INCORPORATED AUDIT COMMITTEE REPORT
The following is the report of the Company’s Audit Committee (the “Committee”), which consisted of four directors in 2025. Christopher L. Peirce was appointed to the Committee in February 2026. All members have been determined by the Board of Directors (the "Board") to meet the current independence standards of the Securities and Exchange Commission (the “SEC”) and the Nasdaq exchange to be considered an “independent director.” The Board has determined that Christopher L. Peirce, Marcia Dall, and Michael Morrissey are “audit committee financial experts” as defined by the SEC.
The Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2025, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives. In addition, the Committee reviewed and discussed with management its assessment of internal control over financial reporting including changes in internal control over financial reporting and related party transactions.
The Committee is responsible for the appointment, compensation and oversight of Ernst & Young (“EY”), the external independent auditor. EY is responsible for performing an audit of the Company’s financial statements in accordance with generally accepted auditing standards. The Committee reviews with EY the matters required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Committee has discussed with EY its independence from management and the Company, compatibility of non-audit services with independence, and has received from EY the independence letter required by the applicable requirements of the PCAOB.
The Committee met with EY prior to the issuance of financial statements to discuss the overall scope of its services, the results of its integrated audit and reviews, including critical audit matters, management’s judgments and accounting estimates, unusual transactions, the Company's internal controls over financial reporting, the quality of the Company's financial reporting and other matters considered significant and relevant. EY also periodically updates the Committee about new accounting and reporting developments and their impact on the Company's reporting. The Committee also met with EY in executive session without management present. The Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company's financial statements.
The Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made by management and the Company's independent registered public accounting firm. In reliance on the reviews and discussions referred to above, the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025.
The Committee reviews the performance and independence of EY, including audit quality, expertise, fees and familiarity with our business, in connection the Committee’s determination whether to retain EY as our independent auditor. The Committee and Board have recommended, for shareholder ratification, the appointment of EY as the Company’s independent registered public accounting firm for 2026.
This report of the Audit Committee is not "soliciting material," shall not be deemed "filed" with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
Members of the Audit Committee
Robert Creager (Chair)
Christopher L. Peirce
Marcia Dall
Michael Morrissey
Katharine Terry

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of the Record Date (except as otherwise indicated below) regarding the beneficial ownership of our Common Stock, by the only persons known by the Company to beneficially own more than five percent (5%) of the Common Stock, each director and director nominee of the Company, each NEO (as defined in the “Compensation Discussion & Analysis” herein), and the Company’s directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by them. The percentage of beneficial ownership is calculated based on 44,543,065 shares of Common Stock outstanding and entitled to vote as of the Record Date.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o 800 Gessner Road, Suite 600, Houston, Texas 77024.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage (%)
5% and Greater Shareholders:
BlackRock, Inc.(1)	2,830,571	6.35%
James Hays(2)	2,821,020	6.33%
Reinhart Partners, LLC(3)	2,416,753	5.43%
Vanguard Group, Inc.(4)	2,258,663	5.1%
Capital International Investors(5)	2,212,423	5%

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage (%)
Named Executive Officers, Directors and Director Nominees:
Andrew Robinson(6)	182,825	*
Gena Ashe(7)	5,310	*
John Burkhart(8)	38,436	*
Robert Creager(9)	54,830	*
Marcia Dall(10)	10,230	*
Mark Haushill(11)	140,199	*
James Hays(2)	2,821,020	6.33%
Peter C. Hearn	—	—
Sandip Kapadia(12)	19,061	*
Anthony J. Kuczinski(13)	13,977	*
Michael Morrissey(14)	5,316	*
Christopher L. Peirce(15)	3,200	*
Patricia Ryan	—	—
Katharine Terry(16)	8,577	*
All executive officers, directors, and director nominees as a group (21 persons)(17)	3,794,770	8.52%
*Less than 1%
(1)Based on a 13G filed by BlackRock, Inc. with the SEC on November 8, 2024. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(2)Consists of: (i) 174,061 shares of Common Stock held directly; (ii) 1,797 RSUs that will fully vest on May 5, 2026; (iii) 1,975,851 shares of Common Stock held by Jwayne LLC; and (iv) 669,311 shares of Common Stock held by Marquis Lafayette LLC. Mr. Hays serves as the controlling member for Jwayne LLC and Marquis Lafayette LLC.
(3)Based on a 13G filed by Reinhart Partners, LLC with the SEC on February 12, 2026. The address for Reinhart Partners, LLC is 11090 N. Weston Drive, Mequon, WI 53092.
(4)Based on a 13G/A filed by The Vanguard Group with the SEC on November 12, 2024. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)Based on a 13G filed by Capital International Investors with the SEC on November 13, 2024. The address for Capital International Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.
(6)Consists of 167,674 shares of Common Stock held directly and 15,151 PSUs (listed at target level attainment) that vested on December 31, 2025 but have not settled due to the benchmark comparison data not being publicly released as of the Record Date. We anticipate settlement occurring in May 2026.
(7)Consists of 3,513 shares of Common Stock held directly and 1,797 RSUs that will fully vest on May 7, 2026.
(8)Consists of 34,817 shares of Common Stock held directly and 3,619 PSUs (listed at target level attainment) that vested on December 31, 2025 but have not settled due to the benchmark comparison data not being publicly released as of the Record Date. We anticipate settlement occurring in May 2026.
(9)Consists of 53,033 shares of Common Stock held directly and 1,797 RSUs that will fully vest on May 5, 2026.
(10)Consists of 8,433 shares of Common Stock held directly and 1,797 RSUs that will fully vest on May 7, 2026, which Ms. Dall has elected to defer pursuant to the Company’s deferred compensation plan, over which Ms.

Dall has neither voting nor dispositive power until the earlier of May 7, 2030 or immediately following her resignation or retirement from the Board.
(11)Consists of 136,412 shares of Common Stock held directly and 3,787 PSUs (listed at target level attainment) that vested on December 31, 2025 but have not settled due to the benchmark comparison data not being publicly released as of the Record Date. We anticipate settlement occurring in May 2026.
(12)Consists of 17,041 shares of Common Stock held directly and 2,020 PSUs (listed at target level attainment) that vested on December 31, 2025 but have not settled due to the benchmark comparison data not being publicly released as of the Record Date. We anticipate settlement occurring in May 2026.
(13)Consists of 12,180 shares of Common Stock held directly and 1,797 RSUs that will fully vest on May 7, 2026.
(14)Consists of 3,519 shares of Common Stock held directly and 1,797 RSUs that will fully vest on May 7, 2026, which Mr. Morrissey has elected to defer pursuant to the Company’s deferred compensation plan, over which Mr. Morrissey has neither voting nor dispositive power until immediately following his resignation or retirement from the Board.
(15)Consists of 3,200 shares of Common Stock held directly.
(16)Consists of 6,780 shares of Common Stock held directly and 1,797 RSUs that will fully vest on May 7, 2026, which Ms. Terry has elected to defer pursuant to the Company's deferred compensation plan, over which Ms. Terry has neither voting nor dispositive power until immediately following her resignation or retirement from the Board.
(17)Consists of 1,012,414 shares of Common Stock held directly, 3,594 RSUs that will fully vest on May 5, 2026, 8,985 RSUs that will fully vest on May 7, 2026, 31,983 PSUs (reflected at target level attainment) that are expected to settle in May 2026, 200 shares of Common Stock held indirectly in custodial accounts for minor children, 92,432 shares of Common Stock held indirectly in trusts, and 2,645,162 shares of Common Stock held indirectly in entities in which a director is the controlling member.

EXECUTIVE OFFICERS
Our Executive Officers
The following table sets forth information regarding our executive officers as of the Record Date:

Name	Age	Position
Andrew Robinson	60	Chief Executive Officer and Chairman of the Board, Skyward Group
Mark Haushill	64	Chief Financial Officer, Skyward Group
John Burkhart	57	President, U.S. Property & Casualty, Skyward Specialty
Sandip Kapadia	45	President, Reinsurance & Head of Actuarial, Skyward Specialty
Sean Duffy	59	Executive Vice President and Chief Claims Officer, Skyward Specialty
Patricia A. Ryan	56	Chief Legal Officer and Corporate Secretary, Skyward Group
Daniel Bodnar	59	Chief Information and Technology Officer, Skyward Specialty
David Ibeson	60	Chief Executive Officer, Apollo
S. Shakoor Khan	47	Chief Strategy & Corporate Development Officer, Skyward Group
Taryn McHarg	47	Chief Financial Officer, Apollo and Deputy CFO Skyward Group
Thomas Schmitt	66	Chief People Officer, Skyward Group
James Slaughter	52	Chief Underwriting Officer, Apollo
Andrew Robinson. Please see the biographical information provided above in the section entitled "Board of Directors and Corporate Governance."
Mark Haushill has served as the Chief Financial Officer of Skyward Group since January 2026. From November 2015 to December 2025, Mr. Haushill served our Chief Financial Officer and Executive Vice President. Since November 2015, Mr. Haushill has served as a Director of our insurance subsidiaries, including GMIC, HSIC, IIC, and OSIC, and served as President of each since August 2020. Prior to joining Skyward Specialty, Mr. Haushill was Vice President, Chief Financial Officer and Treasurer at American Safety Holdings, Ltd., a public insurance company, from September 2009 to December 2015. From December 2000 to September 2009, Mr. Haushill was Vice President, Chief Financial Officer and Treasurer at Argo Group, Ltd., a publicly traded insurance company.
Mr. Haushill holds a Bachelor of Business Administration degree in Accounting from Baylor University. With his more than 25 years of experience in the insurance industry, Mr. Haushill brings a wealth of knowledge of best processes and practices to the Company's accounting and treasury functions.
John Burkhart has served as the President, U.S. Property & Casualty of Skyward Specialty since January 2026. From January 2021 to December 2025, Mr. Burkhart served as our Executive Vice President and President, Specialty Lines & Industry Solutions. Prior to joining Skyward Specialty, Mr. Burkhart was Senior Vice President, Head of Professional Lines and Industry Verticals at QBE Insurance Group Limited, a public insurance company, from November 2013 to September 2020. Prior to that Mr. Burkhart held several roles, including Vice President — Specialty Lines, during his tenure at Chubb Limited, a publicly traded insurance company, from June 1992 to October 2013.
Mr. Burkhart holds a Bachelor of Science degree in Finance from Western Michigan University. Mr. Burkhart has almost 30 years of experience in specialty lines insurance, including management and professional liability, healthcare, financial institutions and transactional liability.
Sandip Kapadia has served as the President, Reinsurance & Head of Actuarial of Skyward Specialty since August 2025. From November 2021 to July 2025, Mr. Kapadia served as our Executive Vice President, Chief Actuary and Analytics Officer. From April 2020 to November 2021, Mr. Kapadia served as our Senior Vice President, Head of Data Analytics and Underwriting Strategy. Since August 2021, Mr. Kapadia has served as a Director of our insurance subsidiaries, including GMIC, HSIC, IIC, and OSIC. Prior to joining Skyward Specialty, Mr. Kapadia was Vice President at Crum & Forster, an insurance company, from September 2015 to April 2020. Mr. Kapadia has also held various analytical roles in the insurance industry at Partner Re, Everest Re, and Aon Re.
Mr. Kapadia holds a Bachelor of Science from Pennsylvania State University. Mr. Kapadia is a Fellow of the Casualty Actuarial Society, a member of the American Academy of Actuaries, and a Designated Mentor to the Columbia University Actuarial Science graduate program. Mr. Kapadia brings with him over 20 years of industry experience across multiple actuarial, insurance, reinsurance, and modeling roles.
Sean Duffy has served as our Executive Vice President and Chief Claims Officer since January 2019. Since March 2019, Mr. Duffy has served as a Director of our insurance subsidiaries, including GMIC, HSIC, IIC, and OSIC. Prior to joining Skyward Specialty, Mr. Duffy was Senior Vice President, Chief Claims Officer at OneBeacon Insurance, a specialty insurance provider, from April 2010 to March 2018. In addition, Mr. Duffy previously held senior claims roles at insurers Great American Insurance and Travelers.
Mr. Duffy holds a Juris Doctorate from Hamline University and a Bachelor of Arts from Carleton College. Mr. Duffy has approximately 30 years of experience in the insurance industry.
Patricia A. Ryan has served as the Chief Legal Officer and Corporate Secretary of Skyward Group since January 2026. From April 2025 to December 2025, Ms. Ryan served as our General Counsel and Corporate Secretary. Since April 2025, Ms. Ryan has served as a Director of our insurance subsidiaries, including GMIC, HSIC, IIC, and OSIC. Prior to joining Skyward Specialty, Ms. Ryan served as Chief Legal Officer of Trean Insurance Group, Inc. a full-service insurance management and reinsurance consulting company. Prior thereto, Ms. Ryan was Chief Legal Officer and Head of Employee Engagement for HDI Global Insurance Company. Previously, Ms. Ryan was Executive Vice President and General Counsel of American Overseas Group, a Bermuda domiciled insurance holding company, as well as an officer and director of its operating subsidiaries. Prior to that role Ms. Ryan was Senior Director at Allianz and Assistant Vice President at QBE Insurance Company.
Ms. Ryan holds a Bachelor of Arts in Economics and History from the University of Illinois in Urbana Champaign, and a Juris Doctorate from Loyola University of Chicago. Ms. Ryan brings 30+ years of extensive legal experience in the insurance industry.
Daniel Bodnar has served as our Chief Information and Technology Officer and Senior Vice President since August 2017. Since March 2021, Mr. Bodnar has served as a Director of our insurance subsidiaries, including GMIC, HSIC, IIC, and OSIC. Prior to joining Skyward Specialty, Mr. Bodnar was a Property and Casualty IT Consultant at insureCIO, an information technology services company servicing the property and casualty insurance industry, from March 2015 to August 2017. Prior to that, Mr. Bodnar was at Argo Insurance Group and HCC Insurance Holdings successfully building specialty insurance technology teams and platforms.
Mr. Bodnar holds a Bachelor of Computer Science from Trinity University. Mr. Bodnar has more than 25+ years of experience working in the insurance technology industry.
David Ibeson has served as the Chief Executive Officer of Apollo since June 2012. Prior to joining Apollo, Mr. Ibeson served as Chief Executive Officer of Catlin Syndicate, Catlin UK, and Wellington Underwriting Agency and as a Director of Wellington Underwriting Plc. Since July 2016, Mr. Ibeson has served as a Non-Executive Director of DUAL International Ltd. Mr. Ibeson has also served as Chair of DUAL International Ltd, Deputy Chair of the Lloyd’s of London Foundation, and Director of the LMA. Earlier in his career Mr. Ibeson worked at a consultant Actuary.
Mr. Ibeson holds a Bachelor of Science in actuarial studies from Kent University. With his 30+ years of industry experience at Lloyd's and 20+ years as a Lloyd’s managing agent CEO, Mr. Ibeson brings a wealth of knowledge of best practices to the Company.
S. Shakoor Khan has served as the Chief Strategy & Corporate Development Officer of Skyward Group since January 2026. From September 2023 to December 2025, Mr. Khan served as our Senior Vice President, Corporate Development & Strategy. Prior to joining Skyward Specialty, Mr. Khan served as Vice President, Corporate Development & Strategy at The Hanover Insurance Group from December 2022 to September 2023. From May 2016 to December 2022, Mr. Khan served as the Head of Corporate Development at Plymouth Rock Assurance and

CFO of Plymouth Rock Home Assurance. From June 2008 to May 2016, Mr. Khan served as Assistant Vice President, Corporate Development & Strategy at The Hanover Insurance Group.
Mr. Khan holds a Bachelor of Science and Master of Business Administration from Boston College. Mr. Khan has more than 20 years of professional experience with nearly 17 years of experience in the P&C insurance sector.
Taryn McHarg has served as the Chief Financial Officer of Apollo Group since May, 2022 and as Deputy Chief Financial Officer of Skyward Group since January 2026. Prior to joining Apollo, from April, 2022, Ms. McHarg served as Divisional CFO of Bupa Global. Earlier in her career Ms. McHarg trained at Ernst & Young based in Melbourne, Australia.
Ms. McHarg is a Fellow of the Australian & New Zealand Institute of Chartered Accountants and holds an Executive MBA from the Australian Graduate School of Management UNSW Sydney. With her 25+ years of financial services experience across global markets. Ms. McHarg brings focus to driving operational performance through financial insights to the Company.
Thomas Schmitt has served as the Chief People Officer of Skyward Group since January 2026. From September 2020 to December 2025, Mr. Schmitt served as our Chief People and Administrative Officer. Prior to joining Skyward Specialty, Mr. Schmitt served as Chief Human Resources Officer and Senior Vice President at James River Insurance Group, an insurance company, from January 2019 to July 2019. Mr. Schmitt was an Independent Management Consultant from January 2018 to December 2019 and from June 2020 to September 2020. From February 2003 to December 2017, Mr. Schmitt was in positions of increasing authority at OneBeacon Insurance, an insurance company, most recently serving as Senior Vice President and Chief Human Resources Officer. Mr. Schmitt was instrumental in building high-performing human resources functions and assisting in the transformation of the company in times of growth and expansion.
Mr. Schmitt holds a Bachelor of Science from Boston College and an MBA from Babson College. Mr. Schmitt has more than 40 years of experience in a variety of human resources and administrative management roles in the insurance, technology, and banking industries.
James Slaughter has served as the Chief Underwriting Officer of Apollo since April, 2021. Prior to joining Apollo, from January, 2017, Mr. Slaughter served as Chief Underwriting Officer of Liberty Mutual’s Global Risk Solutions strategic business unit, a top global P&C company. Prior to the role of CUO Mr Slaughter served as Senior Vice President, Director of Global Reinsurance Strategy. Between April 2005 and December 2010, Mr. Slaughter held various positions at Liberty Syndicates, the Lloyd’s of London based subsidiary of Liberty Mutual. Prior to joining Liberty Syndicates, Mr. Slaughter was an underwriter with Berkshire Hathaway’s London operation.
Mr. Slaughter is a fellow of the Chartered Insurance Institute and holds an MBA from Imperial College, London. With his 25+ years of experience across the Lloyd's and reinsurance industry, Mr. Slaughter brings a wealth of knowledge of best practices to the Company.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes our compensation strategy, philosophy, and the policies and practices underlying our executive compensation program for fiscal year 2025. It also provides information regarding the manner and context in which compensation was earned by and awarded to our 2025 named executive officers ("NEOs") listed below.
•Andrew Robinson, Chairman and Chief Executive Officer, Skyward Group(1)
•Mark Haushill, Chief Financial Officer, Skyward Group(2)
•John Burkhart, President, U.S. Property & Casualty, Skyward Specialty
•Patricia Ryan, Chief Legal Officer and Corporate Secretary, Skyward Group(3)
•Sandip Kapadia, President, Reinsurance and Head of Actuarial, Skyward Specialty

(1)Reflects NEO's principal position as of the date of this Proxy Statement; principal position as of 12/31/2025 was Chairman and Chief Executive Officer.

(2)Reflects NEO's principal position as of the date of this Proxy Statement; principal position as of 12/31/2025 was Executive Vice President and Chief Financial Officer.

(3)Reflects NEO's principal position as of the date of this Proxy Statement; principal position as of 12/31/2025 was General Counsel and Corporate Secretary. Ms. Ryan was hired on March 10, 2025 and appointed General Counsel and Corporate Secretary on April 1, 2025.

EXECUTIVE SUMMARY
COMPANY OVERVIEW AND SUMMARY OF 2025 FINANCIAL RESULTS
Skyward Specialty is a fast-growing specialty insurance company with $2.2 billion in gross written premiums in 2025. We offer a diversified portfolio of commercial property and casualty insurance solutions on both an admitted and non-admitted basis. Our focus is on complex and specialized risks where underwriting expertise and disciplined risk selection matter most. We deliver tailored solutions supported by strong claims capabilities and deep market knowledge. Our goal is to lead in the niche markets we serve and build sustainable competitive advantages over time. We refer to this strategy as “Rule Our Niche™.” Fiscal year 2025 was a transformational year for Skyward Specialty. We delivered record adjusted operating income and underwriting income, strong premium growth, and excellent underwriting performance. These results drove meaningful growth in earnings, return on equity, and book value per share. In addition, we announced the acquisition of Apollo Group Holdings (“Apollo”), a high-growth Lloyd’s specialty platform, which closed on January 1, 2026. This transformational partnership expands our specialty capabilities, enhances our technology and innovation leadership, and further strengthens our ability to execute our Rule Our Niche™ strategy across global specialty markets.
Below are highlights of our fiscal year 2025 performance (which excludes any contributions from Apollo, as the transaction closed in January 2026):
•Gross written premiums increased 24% to $2.17 billion (company record) compared to 2024;
•Net income of $170.0 million and adjusted operating income of $167.4 million (company record);
•Achieved an 89.3% combined ratio, a 3.0 point improvement compared to 2024;
•Achieved Return on Equity of 18.9% compared to 16.3% for 2024;
•Book value per share increased 26% to $24.92 compared to 2024; and,
•Announced acquisition of Apollo Group Holdings, which closed in January 2026.

Aligning 2026 Organizational Structure and Compensation Programs to Support Integrated Business Priorities

Following the acquisition of Apollo in January 2026, the Company’s organizational structure and compensation programs were updated in order to align with the Company’s post-acquisition business priorities.

2026 Changes
Role Changes to Reflect Updated Organizational Structure
Following the closing of the Apollo transaction in early 2026, Skyward Specialty and Apollo Group Holdings both now report into Skyward Group. The executive leadership structure was updated to reflect these organizational changes as follows:

Skyward Group:
•Andrew Robinson – Chairman and Chief Executive Officer, Skyward Group
•Mark Haushill – Chief Financial Officer, Skyward Group
•Patricia Ryan – Chief Legal Officer, Skyward Group

Skyward Specialty:
•John Burkhart – President, U.S. Property and Casualty, Skyward Specialty
•Sandip Kapadia – President, Reinsurance and Head of Actuarial, Skyward Specialty

Revised Compensation Group
The Compensation Committee approved a revised compensation reference group to reflect the Company’s significant increase in size and scope following the Apollo transaction. Relative to the 2025 compensation reference group used to set 2025 compensation, four companies (AMERISAFE, Employers Holdings, James River, and Universal Insurance) were removed and replaced with four larger property and casualty insurers (AXIS Capital, Hanover Insurance, Selective Insurance, and Old Republic International).

New Employment Agreements with Key Executives
We entered into new employment agreements with Andrew Robinson (Chairman and Chief Executive Officer, Skyward Group) and John Burkhart (President, U.S. Property and Casualty, Skyward Specialty) in connection with the updated organizational structure, expanded responsibilities, and the Company’s increased size following the Apollo acquisition and made the following compensation changes:

•Mr. Robinson's 2026 Compensation: Base salary of $1,100,000; target annual incentive opportunity of 150% of base salary; target long-term incentive opportunity of $4,000,000

•Mr. Burkhart's 2026 Compensation: Base salary of $600,000; target annual incentive opportunity of 100% of base salary; target long-term incentive opportunity of $1,000,000

Incentive Plan Changes
2026 Short-Term Incentive Plan (“STIP”):
•Skyward Group executives: 70% based on group GWP growth and combined ratio; 30% based on individual performance (OKRs)
•Skyward Specialty executives: 100% based on Skyward Specialty GWP growth and combined ratio, subject to OKR adjustment
•Maximum payout cap of 200% of target added to both programs

2026 Long-Term Incentive Plan:
•Combined ratio PSUs measured on consolidated Skyward Group results for Group executives and on Skyward Specialty results for Skyward Specialty executives
•Growth in book value per share PSUs measured on consolidated Skyward Group results for all executives
•Maximum payout cap of 200% of target added to both PSU programs

Profitable Growth and Strong Momentum Created Meaningful Shareholder Value

Since our IPO in January of 2023, our continuous excellent execution of our Rule Our Niche™ strategy has resulted in top quartile financial and stock price performance, resulting in demonstrated strong growth and returns for our shareholders, as noted in the charts below.

Gross Written Premiums ($ in Millions)

$1,460
$1,743
$2,166
2023
2024
2025

Book Value Per Share

$13.65
$16.72
$19.79
$24.92
Q1 2023 *
2023
2024
2025

* Represents the first reported book value per share following the Company's initial public offering, which occurred on January 13, 2023.

Combined Ratio

90.7%
92.3%
89.3%
2023
2024
2025

Total Shareholder Return ("TSR") Since IPO

51%
241%
2023-2025 TSR (Annualized)
2023-2025 TSR (Cumulative)

We believe that our well-structured executive compensation programs appropriately balance and incentivize growth in gross written premiums, strong underwriting results (as measured by Combined Ratio), upper quartile total shareholder return, and growth in book value per share, resulting in alignment between our executives and our shareholders.

Say-on-Pay Voting. At the 2025 Annual Meeting, we received 99.1% shareholder support on our inaugural non-binding advisory vote to approve the compensation of our NEOs (“Say-on-Pay”). We believe this strong support from our shareholders indicates satisfaction with our compensation programs. The Compensation Committee of our Board of Directors (the “Compensation Committee” or “Committee”) will continue to consider the outcome of future Say-on-Pay votes and remain receptive to shareholder feedback related to the design of our compensation programs.

ADDITIONAL POLICIES AND BENEFITS
Positive Pay Practices. Our compensation program is designed to align the interests of our executive team with those of our shareholders and with market best practice, as further illustrated below:

WHAT WE DO		WHAT WE DON’T DO
✓	Grant compensation that is primarily variable and tied to Company performance goals and stock price	×	No hedging or pledging of Company stock
✓	Performance metrics support our strategy and align executive interests with those of our shareholders	×	No guaranteed equity award levels
✓	Use an independent compensation consultant	×	No executive perquisites
✓	Maximum payouts of PSUs are capped	×	No supplemental executive retirement plans
✓	Structure compensation policies and practices to mitigate excessive risk taking	×	No tax gross-ups in connection with a change in control and no automatic single trigger vesting
✓	Use compensation reference group data for assessing and setting executive compensation target amounts	×	No repricing of stock options or stock appreciation rights without shareholder approval
✓	Maintain corporate governance guardrails, including a recoupment policy and stock ownership guidelines	×	No excessive severance benefits
Policies and Practices Related to the Timing of Grants of Certain Equity Awards. The Company does not grant equity awards when in possession of material non-public information.
The Company generally makes broad-based equity grants at approximately the same time each year in late February, after earnings are released, as recommended by the Committee at their regularly scheduled meeting and approved by the Board on the following date; however, the Company may choose to make equity grants outside of the annual broad-based grant (e.g., as part of a new hire package or as a retention or promotional incentive). Any stock options would be granted with an exercise price based on the fair market value on the date of grant. With respect to the grants of RSUs and PSUs prior to the 2025 grants, the values of the target grant amounts were based on the Company’s average closing price of the ten open trading days preceding the date of the Committee’s meeting, which was one day prior to the grant date. Beginning with the 2025 grants, the values of the target grant amounts are based on the Company’s average closing price of the five open trading days preceding the date of Committee’s meeting, which is one day prior to the grant date. The Company chooses to use an average closing price in order to mitigate any short-term volatility in share price.
Restrictions on Hedging or Pledging. Our Securities Trading Policy applies to all of our employees, including our NEOs and directors. The policy, among other things, prohibits engaging in short-term or speculative transactions involving Company securities, such as short sales, puts and calls, hedging, pledging, and holding Company securities in a margin account.
Clawback and Forfeiture Policy. We maintain a clawback policy in compliance with Dodd-Frank and listing exchange rules, pursuant to which the Committee may recover (including by means of recoupment and/or forfeiture of unvested amounts) covered incentive compensation from a current or former executive officer, to the extent that the recipient receives any amount in excess of the amount that the recipient should otherwise have received under the terms of the award or payment as a result of a financial restatement, during the three years immediately preceding the year in which such restatement is required. Compensation covered by this policy includes any compensation (cash and equity) that is earned, granted, or vested based wholly or in part upon the attainment of any financial reporting measure. In addition, pursuant to the terms of our 2022 Long-Term Incentive Plan, all of our equity awards granted thereunder (including time- and performance-based awards) are subject to our clawback policy, as it may be amended from time to time.
Stock Ownership Guidelines. Executive officers and other executive leadership team (“ELT”) members are required to hold a certain portion of their base cash compensation in Skyward Specialty stock and to comply with the related stock retention guidelines, as follows:

COVERED EXECUTIVE	MULTIPLE OF BASE SALARY
Chairman and Chief Executive Officer, Skyward Group	5x
Chief Financial Officer, Skyward Group; President, U.S. Property and Casualty, Skyward Specialty	3x
Other ELT Members	1x
A covered executive has five years to comply with the guidelines. ELT members (which includes the NEOs) must hold 50% of their after-tax shares until the guideline is met, and if not in compliance after the five-year initial period, the executive must retain 100% of his or her after-tax vested shares until the ownership guideline is satisfied. For purposes of measuring compliance, shares owned outright or beneficially owned and unvested time-based RSUs “count” towards the guidelines, whereas unexercised stock options and unearned performance-based equity awards, including PSUs, do not count.
Other Benefits. The Company provides certain additional benefits to executive officers that are also generally available to employees, which may be modified from time to time but currently include medical, dental, vision and life insurance coverage, 401(k) matching contributions and an Employee Stock Purchase Plan. Executives pay the same premiums for medical, dental, vision, and life insurance coverage as all employees.
Perquisites and Other Personal Benefits. Currently, we do not provide any perquisites or other personal benefits to our executives.
NEO Severance Arrangements for Fiscal Year 2025
We provide our NEOs with certain payments and benefits upon qualifying terminations of employment, provided specified requirements are met. For our CEO, these benefits are documented in his employment agreement and for our other executives, in their severance agreements and their individual award grants. The severance benefits are an essential element of the overall executive compensation package and assist the Company in recruiting and retaining talented individuals and aligning the executive’s interests with the best interests of the shareholders. Additional detail regarding the payments due upon certain terminations of employment are described below under “Potential Payments Upon Termination or Change in Control.”
Compensation Risk Assessment
Annually, the Compensation Committee considers and evaluates risks related to the Company’s cash and equity-based compensation programs and practices as well as evaluates whether the Company’s compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on the Company. Consistent with SEC disclosure requirements, the Committee has worked with management and its independent compensation consultant to assess compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION PHILOSOPHY AND STRATEGY
Our executive compensation program is designed to promote long-term shareholder value creation and support the Company’s long-term strategy. In order to execute and support our goals, we design programs with the following objectives in mind:
•Attract, retain and motivate highly skilled executives;
•Provide market-competitive compensation;
•Emphasize performance-based compensation, with variable pay constituting a significant portion of total target direct compensation;
•Align our incentive programs with the Company’s short and long-term financial and strategic objectives; and
•Consider corporate governance and executive compensation best practices.
At the beginning of each year, we set objectives with key results (“OKRs”) for the Company to guide our actions for the year. These corporate OKRs are then cascaded to our executives and to every department, business unit and employee in the Company. This process ensures that all employees are mindful of our goals for the year and everyone has a part to play in the Company’s success. The OKRs are in addition to, and closely aligned with, the specific performance targets that are set annually for other forms of incentive compensation, such as our annual bonus plan and performance-based equity awards.
Overall, we strive to maintain a balanced mix of compensation elements, each aligned with the interests of long-term shareholder value creation, while promoting retention and motivation through highly competitive pay programs. The Committee evaluates several factors when making decisions in order to support our compensation philosophy, as further described below. In general, we align target compensation levels for our executive officers within a reasonable range around the market median, but variations may occur by individual to reflect a variety of considerations.

ROLES AND RESPONSIBILITIES AND PROCESS FOR DETERMINING EXECUTIVE COMPENSATION
Outstanding Performance in Fiscal Year 2025 Supported by Compensation Program Design

Majority of Executive Compensation is Delivered in the Form of Variable Compensation
Incentive Plan Metrics Align with Key Business Priorities
Our Short-Term Incentive Plan (“STIP”) incorporates performance goals based on a calendar year internal combined ratio(1) ("CR") target along with a growth in gross written premiums (“GWP”) target, which incentivizes profitable growth.

Two types of performance-based stock unit (“PSUs”) awards were granted and are eligible to vest based on the level of the Company’s (i) relative growth in book value per share (“GBVPS”) over three years, and (ii) three-year internal CR(1).

Incentive Plans Aligned with Company Performance
STIP payout of 150% of target based on 24.2% growth in GWP and an adjusted CR(1) of 89.6% along with exceptional achievement of our OKRs.

2023-2025 relative growth in book value per share GBVPS PSU awards completed their three-year performance period and will be eligible to be earned based on their applicable relative ranking to our peers, as further described below. 2023-2025 CR PSU awards completed their three-year performance period and were earned at 116% of target based on the three-year average adjusted CR(1) of 90.9%.

(1)    For purposes of evaluating our performance-based compensation, we adjust the externally reported CR to (i) include the impact of IPO related stock compensation and secondary offering expenses, and (ii) exclude certain non-recurring charges associated with the loss portfolio transfer ("LPT"). See Appendix A - Non-GAAP Reconciliations on page A-1 at the end of this Proxy Statement for further information.
We regularly review our executive compensation program to ensure that it continues to support our compensation philosophy and our business needs. In addition, we continue to assess the ways in which we can provide direct links between pay and the enhancement of shareholder value.
Role of the Compensation Committee. Our Compensation Committee consists of three independent directors and is principally responsible for administering the executive compensation program, including with respect to our NEOs. The Committee considers a number of factors in setting compensation for its executive officers, including an executive’s individual performance, experience and responsibilities, the compensation of executive officers in similar benchmark positions, as provided by Frederic W. Cook & Co., Inc. (“FW Cook”), the Committee's independent compensation consultant, internal equity, the aggregate amount of compensation that may be realized, compensation trends in the market, and Company performance.
The primary responsibilities of the Committee are set forth in detail on page 13 of this Proxy Statement and in the Compensation Committee Charter, which can be found on our website under the Corporate Governance tab at https://investors.skywardinsurance.com/corporate-governance/governance-overview.
Role of the Chief Executive Officer. Each year our CEO assesses the performance of each executive officer, excluding himself, and makes recommendations to the Committee regarding the compensation of each executive. Such recommendations are based on various factors as discussed above. Our CEO also provides an evaluation of the most recently completed fiscal year. The Committee reviews and considers the CEO’s assessment and executive officer compensation recommendations in totality with other inputs as described herein, when determining our NEOs compensation. This process excludes our CEO's compensation, which is determined exclusively by the independent directors of the Board.
Role of the Independent Compensation Consultant. The Committee has the sole authority to retain and replace compensation consultants to provide it with independent advice, and the Committee believes that independent advice is essential in developing the Company’s executive compensation programs. The Committee engaged FW Cook during fiscal year 2025 as its independent consultant to advise on matters related to the Company’s executive compensation program and the compensation for our non-employee directors. FW Cook provides support at the Committee’s direction, including with respect to regulatory developments, marketplace trends and best practices for executive compensation, and competitive pay levels. Our compensation consultant reports directly to the Committee. The Committee assesses our compensation consultant’s independence annually in accordance with SEC and Nasdaq rules and confirmed that FW Cook’s work did not raise any conflicts of interest and that FW Cook is independent under applicable rules.
Compensation Reference Group. In fiscal year 2024, based on advice provided by FW Cook, the Committee considered executive compensation data that included data from the following companies, with whom we compete for talent, which provided market context for the Committee’s decisions related to our 2025 executive compensation levels and program design: AMERISAFE, Employers Holdings, Hamilton Insurance, James River Group, Kinsale Capital Group, Palomar Holdings, ProAssurance, RLI, Safety Insurance Group, SiriusPoint, Tiptee, Trisura, United Fire Group, and Universal Insurance. Argo Group International and Global Indemnity were removed from the reference group following Argo Group’s acquisition by Brookfield Reinsurance and due to Global Indemnity’s ownership structure. Hamilton Insurance was added to the compensation reference group due to its comparable size and having recently become a publicly traded company similar to Skyward Specialty.
This list includes companies that exhibit similar business characteristics that influence executive pay and provide context to the market value of the executive role. At the time the comparative analysis was prepared, we were positioned near the median of the reference group data for gross written premiums and market capitalization.
The Committee considers the compensation reference group data as one of several reference points to inform its decisions about overall compensation opportunities and specific compensation elements. We also supplement this data with published compensation surveys where appropriate. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile and compensation decisions are made on a case-by-case basis. We believe the use of compensation reference group information enables the Committee to create better alignment between pay and performance and helps attract and retain executive leaders.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Direct compensation for our NEOs primarily consists of base salary, annual cash incentive bonus opportunities, and long-term incentives.
Base Salary. In February 2025, the Committee reviewed the base salaries of our NEOs and evaluated whether to increase base salaries after taking into account market conditions, performance, and the Company’s compensation philosophy. The Committee determined to increase the base salaries of Messrs. Robinson and Kapadia by the amounts reflected in the chart below in order for their base salaries to be reflective of market levels.
Mr. Haushill’s and Mr. Burkhart’s base salaries were benchmarked against the market, and after such analysis the Committee determined they remained appropriate; therefore, no changes were made to their base salaries for fiscal year 2025. Base salaries are reviewed annually, typically in connection with the annual performance review process, and may be further adjusted from time to time on account of promotion or otherwise deemed appropriate by the Committee. The base salaries for the NEOs depicted below generally became effective April 1, 2025. Mr. Kapadia’s base salary was first increased from $400,000 to $425,000, effective April 1, 2025 and then further increased from $425,000 to $450,000 effective August 1, 2025, in connection with his promotion to President, Reinsurance and Head of Actuarial on August 1, 2025. Ms. Ryan was hired on March 10, 2025 and appointed General Counsel and Corporate Secretary effective April 1, 2025 at which time her salary was set at $375,000 in order to be competitive relative to market for such position.

Named Executive Officer	2025 Base Salary ($)	2024 Base Salary ($)	Change (%)
Andrew Robinson	1,000,000	900,000	11

Mark Haushill	500,000	500,000	0

John Burkhart	500,000	500,000	0

Sandip Kapadia	450,000	400,000	12.5

Patricia Ryan	375,000	--	N/A

Annual Cash Incentive. The Committee believes that performance-based cash bonuses are an appropriate component in the overall compensation program, and that such incentive opportunities motivate executives to achieve our short-term financial and operational objectives. Each NEO has a target annual cash bonus opportunity, expressed as a percentage of base salary. The Committee assesses and determines whether to modify the target amounts annually, using the factors that are applied for the determination of executive officer compensation, as described above. After careful review, the Committee determined to increase certain of the NEO bonus targets as a percentage of base salary for 2025, based on several factors, including market conditions, performance, and the Company’s compensation philosophy, so that a greater percentage of our NEOs cash compensation would be performance incentive compensation. Ms. Ryan was hired on March 10, 2025 and appointed General Counsel and Corporate Secretary effective April 1, 2025 at which time her target annual cash bonus opportunity was set at 50% of base salary, which was determined to be competitive relative to market for such position. With respect to our NEOs, the targets were increased as reflected in the chart below:

Named Executive Officer	2025 Bonus Target (% of Base Salary)	Bonus Target ($)	2024 Bonus Target (% of Base Salary)
Andrew Robinson	150	1,500,000	125
Mark Haushill	80	400,000	60
John Burkhart	80	400,000	60
Sandip Kapadia	65	292,500	40
Patricia Ryan	50	187,500	--
In February 2025, the Committee approved the target performance goals for determining our NEOs’ 2025 annual bonus awards (the “2025 STIP”). The primary performance goals were based on achievement of our target CR and GWP growth. The Committee selected these STIP performance goals to align with the Company’s focus on achieving profitable growth. For 2025, the Committee set an operating performance target of a 92.5% CR and a growth target of 10%–15% GWP growth. The Committee also approved a detailed performance and funding matrix to serve as the primary framework for determining our NEOs’ actual 2025 STIP awards, as follows:

CR/GWP GROWTH	< 10%	10% - 20%	>20%
88 or better	1.4 – 1.5	1.5	1.5
88.5	1.3 – 1.4	1.5	1.5
89.5	1.2 – 1.3	1.4 – 1.5	1.5
90.5	1.0 – 1.2	1.3 – 1.4	1.5
91.5	0.8 – 1.0	1.2 – 1.3	1.4
92.5	0.7 – 0.8	1.0 – 1.2	1.3
93.5	0.6 – 0.7	0.8 – 1.0	1.2
94.5	0.5 – 0.6	0.7 – 0.8	1.0
95.5	0.5	0.6 – 0.7	0.8
96.5	0.5	0.5 – 0.6	0.7
>97	0.5	0.5	0.6
In addition to the Company’s primary focus on profitable growth, the 2025 STIP performance goals also included as performance goals the Company’s achievement of its OKRs (our top down set of strategic and operational Objectives and Key Results). The Committee first evaluates performance relative to the operating performance and growth matrix to determine the corresponding performance score. The Committee may adjust the NEO award amount based upon under-or over-achievement of the OKRs and other factors as determined in the Committee's sole discretion.

For 2025, we delivered exceptional performance against our OKRs, including delivering strong underwriting results and premium growth; strengthening financial processes and controls with no material weaknesses and a clear plan to address process enhancements; leveraging data and technology to improve risk selection fidelity, pricing efficacy, claims outcomes and operational efficiency; continuing our portfolio development into less cycle-exposed lines of business and reducing liability durations, launching compelling new niche market offerings; executing on our succession next level readiness, hiring plan and early-career talent programs.
While these specified performance goals and guidelines serve as the primary starting point for the Committee's determination of the applicable STIP award for our NEOs, the Committee ultimately determines the applicable STIP award amount in its discretion and after considering other factors, including our overall performance and the NEO's individual performance. The Committee retains discretion to approve STIP awards that are above or below the performance achievement level referenced in the guidelines, including the discretion to award no STIP bonus amount to any NEO for any fiscal year.
In January 2026, the Committee determined that our 2025 performance goals were significantly exceeded resulting in a performance factor of 150% of target based upon 24.2% growth in GWP and internal CR of 89.6%, along with the exceptional achievement of our OKRs as noted above. The Board approved the CEO’s STIP payment amount, and the Committee determined the STIP payment amounts for our other NEOs after considering the CEO's recommendations for those NEOs other than himself, and after considering our level of achievement of the OKRs and the NEO's individual performance. The approved target bonus payout percentages and actual amounts paid to our NEOs for performance in 2025 are set forth in the following table:

Named Executive Officer	Actual Annual Bonus (% of Target)	Actual Annual Bonus ($)
Andrew Robinson	175	2,625,000

Mark Haushill	150	600,000

John Burkhart	187	750,000

Sandip Kapadia	137	400,000

Patricia Ryan	267	500,000
Under the terms of the Short-Term Incentive Plan, the Committee retains discretion to approve annual cash awards above the Company’s overall performance factor in order to recognize extraordinary individual performance.
For 2025, the Committee approved annual bonus payouts of $2,625,000 to Mr. Robinson and $500,000 to Ms. Ryan to recognize their exceptional performance in connection with the Apollo transaction and related integration efforts. Mr. Burkhart received an annual bonus payout of $750,000 in recognition of his role in leading Skyward Specialty to our best year on record.
The Committee or Board may, from time to time, approve other discretionary or formulaic annual cash awards based on performance, for new hires, promotions or retention, or as otherwise determined appropriate. In March 2025, in connection with Ms. Ryan joining the Company, she received a one-time cash sign-on bonus in the amount of $150,000, which replaced the value of the unvested equity awards that Ms. Ryan forfeited when she left her previous employer.
Long-Term Equity Incentives. We believe equity grants are an integral part of our executive compensation program, as they provide a strong link to long-term performance, create retention incentives and a culture of ownership, and also align the interests of executive officers with those of our shareholders. Our general practice is to award annual grants as part of the regular program in February of each year. The size and value of annual equity awards are based on considerations included in the process for determining executive compensation, as described in more detail above. We may also grant equity awards at other times of the year in the Committee’s discretion, for example at the time of hire, promotion, or for other special circumstances. Ms. Ryan was granted a new hire equity award on May 7, 2025, at the first Compensation Committee meeting following her date of hire, in order to give her a meaningful equity stake that would provide a retention incentive and set her equity compensation at levels competitive with our peers.
For fiscal year 2025, our Committee determined to grant the NEOs equity awards consisting of a mix of approximately 67% PSUs, where equal amounts are eligible to vest based on our level of GBVPS and internal CR attainment over the applicable three-year performance periods, and 33% time-based vesting RSUs.
2025 RSUs. The RSUs granted to our NEOs in fiscal year 2025 are eligible to vest on January 1, 2028, subject to continued employment (except in the case of certain qualified terminations of employment, pursuant to the terms and conditions of the individual award agreements, as further described below under “Potential Payments Upon Termination or Change in Control”). We grant time-based RSUs to support retention and align interests of executives with shareholders as the underlying value of the awards increases with increases in our stock price.
2025 PSUs. The PSUs granted to our NEOs in fiscal year 2025 are eligible to vest, subject to continued employment through December 31, 2027 and meeting certain predetermined performance goals for the three-year performance period ending December 31, 2027. In certain cases, the awards are also eligible to vest earlier upon a qualifying termination of employment, as described in more detail below. The maximum number of PSUs that may vest is capped at 150% of the target number of PSUs.
Half of the 2025 PSUs (or approximately 33% of the target value of the aggregate long-term equity grants to the NEOs) are subject to a three-year internal CR performance goal, with the number of units eligible to vest determined based on performance results.
The remaining half of the PSUs are subject to our GBVPS performance goal as determined based on the level of performance reported in our Company’s year-end GAAP financial statements, as determined by the Committee, and relative to that of a peer group of comparison companies. The relative GBVPS performance level will be determined as a straight-line average of the GBVPS at each year-end of the three-year performance period, as further illustrated in the tables below.

Average Three-Year Relative Performance	Percentage of Target Shares (%)
75th Percentile	150
50th Percentile	100
25th Percentile	0
The peer group approved by the Committee that will be used for setting the performance of the relative GBVPS PSUs consists of the following companies which were selected as the applicable comparative group as we view these companies as comparable business line competitors to Skyward Specialty.

•Axis Capital	•James River Group	•ProAssurance
•Employers Insurance Group	•Kinsale Capital Group	•RLI
•Global Indemnity	•Old Republic	•SiriusPoint
•Hamilton Group	•Palomar
After careful consideration of market data and the various factors described earlier in this CD&A regarding the determination of executive compensation, for the 2025 equity grants, the Committee approved to increase the target annual equity value for certain of our executives as compared to the prior year. The Committee determined that these increases were appropriate to help position the executives closer to the market median for their total and performance incentive compensation, while also strengthening the alignment of our executive’s economic interests with our shareholders. There was no increase to the target annual equity value for Mr. Robinson as it was determined that his long-term incentive target value remained competitive to market. Ms. Ryan was hired on March

10, 2025, and appointed General Counsel and Corporate Secretary effective April 1, 2025 at which time her target annual equity value was set at $175,000, which was determined to be competitive to market for such position.
A summary of the target grant value of the 2025 equity awards for our NEOs is as follows:

Named Executive Officer	2025 Target Long-Term Incentive Target Value ($)	2024 Target Long-Term Incentive Target Value ($)	Percentage Increase (%)
Andrew Robinson	1,500,000	1,500,000	0

Mark Haushill	400,000	350,000	14

John Burkhart	400,000	350,000	14

Sandip Kapadia	225,000	175,000	29

Patricia Ryan	175,000	--	--
Vesting of 2023-2025 Long-Term Incentive Awards
In 2023, we granted performance-based equity awards (“the 2023-2025 PSUs”) based on either relative GBVPS or internal CR, in each case measured over a three-year performance period ending December 31, 2025.
Performance Vesting Results for 2023 PSU Grants
2023-2025 CR PSUs
2023-2025 PSUs have a performance scale linked to achieved internal CR for a three-year performance period ending December 31, 2025. These PSUs were eligible to vest subject to the applicable level of attainment of the CR performance goal and the NEO's continued services with us through the date the Compensation Committee certifies results (which occurred in 2026). For the 2023-2025 CR PSU awards, the target internal CR achievement level to receive at payout at 100% of the target award amount was a 92.5 internal CR. The achieved internal CR for each of the three fiscal years (“Measurement Periods”) that comprise the three-year performance period, are averaged and a performance factor is determined with respect to the performance scale, which can vary from 0% to 150% of the target number of PSUs. For the 2023-2025 PSU awards, the average internal CR achieved for the 2023-2025 performance period was 90.9% and the corresponding vesting level of the PSUs was at 116% of the target number of PSUs. Accordingly, our NEOs vested in the applicable number of 2023-2025 PSUs as set forth in the chart below:

Named Executive Officer	Target PSUs (#)	Earned PSUs (#)
Andrew Robinson	15,151	17,575

Mark Haushill	3,787	4,392

John Burkhart	3,619	4,198

Sandip Kapadia	2,020	2,343
2023-2025 Relative GBVPS PSUs
Four of our NEOs received relative 2023-2025 PSUs with respect to the target and maximum number of PSUs set forth in the chart below. These PSUs are eligible to vest subject to the Committee’s determination of the applicable level of attainment of the relative GBVPS performance goal and the NEO’s continued services with the Company through December 31, 2025, which was satisfied.

The average performance factor for the three annual measurement periods of the 2023-2025 PSUs based on relative GBVPS during the three-year performance period ending December 31, 2025, cannot be calculated until all of the applicable peer book value per share data for fiscal year 2025 is publicly available, which is anticipated to occur sometime in May 2026.

Named Executive Officer	Target PSUs (#)	Maximum PSUs (#)
Andrew Robinson	15,151	22,726
Mark Haushill	3,787	5,680
John Burkhart	3,619	5,428
Sandip Kapadia	2,020	3,030

The three-year performance period for the relative GBVPS 2023-2025 PSUs includes three annual measurement periods, the performance of which is averaged for purposes of determining the applicable performance and vesting level. For the 2023 measurement period, Alleghany, Argo, Hallmark Financial, and Trean were removed from the peer group due to them no longer being publicly traded companies and were replaced with Employers Insurance Group, Palomar, and SiriusPoint. For each annual measurement period, we assess our relative peer position and apply that position against a performance scale which can vary from 0% to 150%, with target performance corresponding to the 50th percentile, to determine the corresponding performance factor and applicable vesting level.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K, which appears in this Proxy Statement, with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the CD&A be included in this Proxy Statement and our 2025 Annual Report.
Skyward Specialty Insurance Group, Inc.
Compensation Committee
Marcia Dall, Chair
Gena Ashe
Katharine Terry

2025 SUMMARY COMPENSATION TABLE
The following table shows for the years ended December 31, 2025, 2024 and 2023, compensation awarded to or paid to, or earned by, the NEOs, which consist of our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2025.

Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(5)	Total ($)
Andrew Robinson	2025	975,000	—		1,563,117	(6)	—	2,973,000	(7)	21,000	5,532,117
Chairman and CEO, Skyward Group	2024	900,000	—		1,634,869	(8)	—	2,107,000	(9)	—	4,641,869
	2023	800,000	—		3,877,243	(10)	2,328,000	1,600,000	(11)	16,500	8,621,743
Mark Haushill	2025	500,000	—		416,811	(12)	—	687,000	(13)	30,333	1,634,144
CFO, Skyward Group	2024	487,500	—		381,422	(14)	—	534,000	(15)	3,750	1,406,672
	2023	450,000	—		619,168	(16)	310,381	360,000	(11)	16,500	1,756,049
John Burkhart	2025	500,000	—		416,811	(17)	—	827,333	(18)	31,208	1,775,352
President, U.S. Property and Casualty, Skyward Specialty	2024	464,584	—		381,422	(19)	—	450,000	(20)	3,542	1,299,548
	2023	418,750	21,000	(21)	609,440	(22)	310,381	450,000	(23)	16,500	1,826,071
Patricia Ryan (24)	2025	304,688	150,000	(25)	185,056	(26)	—	500,000	(27)	14,063	1,153,807
Chief Legal Officer and Corporate Secretary, Skyward Group		—	—		—		—	—		—	—
Sandip Kapadia (28)	2025	429,167	—		234,475	(29)	—	438,667	(30)	28,459	1,130,768
President, Reinsurance and Head of Actuarial, Skyward Specialty	2024	400,000	—		190,711	(31)	—	262,520	(32)	6,291	859,522
(1)    This column reflects each NEO’s principal position as of the date of this proxy statement.
(2)    Grant date fair value of stock awards in the form of restricted stock awards, RSUs and PSUs computed in accordance with the stock-based compensation accounting rules set forth in ASC 718. For performance awards linked to performance vesting criteria, the grant date fair value was calculated based on the probable outcome of the performance condition as of the grant date. Further details can be found in Note 18, "Summary of Significant Accounting Policies — Stock-Based Compensation" in our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the applicable year. The values reported for our NEOs 2023 stock awards have been updated to reflect the grant date fair value in accordance with ASC 718.
(3)    Grant date fair value of stock options computed in accordance with the stock-based compensation accounting rules set forth in ASC 718. Further details can be found in Note 18, "Summary of Significant Accounting Policies — Stock-Based Compensation" in our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the applicable year.
(4)    Consists of the grant date value of stock options under the 2022 Long-Term Incentive Plan granted during fiscal year ended December 31, 2023.

(5)    Consists of Company matching 401(k) contributions and 401(k) true-up for 2024 but paid in 2025 in the following amounts: $17,250 for Mr. Robinson, $13,500 for Mr. Haushill, $13,708 for Mr. Burkhart, and $10,959 for Mr. Kapadia.
(6)    Consists of the aggregate grant date value of RSU and PSU awards under the 2022 Long-Term Incentive Plan granted during fiscal year ended December 31, 2025 consisting of RSUs with a grant date value of $521,039 and PSU awards with a target grant date value totaling $1,042,078. The grant date value of these PSUs assuming attainment of the maximum performance levels totals $1,563,117.
(7)    Consists of the performance bonus earned by Mr. Robinson for the fiscal year ended December 31, 2025 in the amount of $2,625,000, and paid in March 2026, and a cash payment in the amount of $348,000, pursuant to the 2025 vesting of PCUs awarded to Mr. Robinson for the 2022–2024 performance period.
(8)    Consists of the aggregate grant date value of RSU and PSU awards under the 2022 Long-Term Incentive Plan granted during fiscal year ended December 31, 2024 consisting of RSUs with a grant date value of $544,956 and PSU awards with a target grant date value totaling $1,089,913. The grant date value of these PSUs assuming attainment of the maximum performance levels totals $1,634,833.
(9)    Consists of the performance bonus earned by Mr. Robinson for the fiscal year ended December 31, 2024 in the amount of $1,575,000, and paid in March 2025, and a cash payment in the amount of $532,000, pursuant to the 2024 vesting of PCUs awarded to Mr. Robinson for the 2021–2023 performance period.
(10)    Consists of the aggregate grant date value of RSU and PSU awards under the 2022 Long-Term Incentive Plan granted during fiscal year ended December 31, 2023 consisting of RSUs with a grant date value of $3,292,414 and PSU awards with a target grant date value totaling $584,829. The grant date value of these PSUs assuming attainment of the maximum performance levels totals $877,262.
(11)    Consists of the performance bonus earned for the fiscal year ended December 31, 2023 that was paid in March 2024.
(12)    Consists of the aggregate grant date value of RSU and PSU awards under the 2022 Long-Term Incentive Plan granted during fiscal year ended December 31, 2025 consisting of RSUs with a grant date value of $138,937, and PSU awards with a target grant date value totaling $277,874. The grant date value of these PSUs assuming attainment of the maximum performance levels totals $416,811.
(13)    Consists of the performance bonus earned by Mr. Haushill for the fiscal year ended December 31, 2025 in the amount of $600,000 and paid in March 2026 and a cash payment in the amount of $87,000, pursuant to the 2025 vesting of PCUs awarded to Mr. Haushill for the 2022–2024 performance period.
(14)    Consists of the aggregate grant date value of RSU and PSU awards under the 2022 Long-Term Incentive Plan granted during fiscal year ended December 31, 2024 consisting of RSUs with a grant date value of $127,141, and PSU awards with a target grant date value totaling $254,281. The grant date value of these PSUs assuming attainment of the maximum performance levels totals $381,422.
(15)    Consists of the performance bonus earned by Mr. Haushill for the fiscal year ended December 31, 2024 in the amount of $450,000 and paid in March 2025 and a cash payment in the amount of $84,000, pursuant to the 2024 vesting of PCUs awarded to Mr. Haushill for the 2021–2023 performance period.
(16)    Consists of the aggregate grant date value of RSU and PSU awards under the 2022 Long-Term Incentive Plan granted during fiscal year ended December 31, 2023 consisting of RSUs with a grant date value of $472,989 and PSU awards with a target grant date value totaling $146,179. The grant date value of these PSUs assuming attainment of the maximum performance levels totals $219,287.
(17)    Consists of the aggregate grant date value of RSU and PSU awards under the 2022 Long-Term Incentive Plan granted during fiscal year ended December 31, 2025 consisting of RSUs with a grant date value of $138,937, and PSU awards with a target grant date value totaling $277,874. The grant date value of these PSUs assuming attainment of the maximum performance levels totals $416,811.

(18)    Consists of the performance bonus earned by Mr. Burkhart for the fiscal year ended December 31, 2025 in the amount of $750,000 and paid in March 2026 and a cash payment in the amount of $77,333, pursuant to the 2025 vesting of PCUs awarded to Mr. Burkhart for the 2022–2024 performance period.
(19)    Consists of the aggregate grant date value of RSU and PSU awards under the 2022 Long-Term Incentive Plan granted during fiscal year ended December 31, 2024 consisting of RSUs with a grant date value of $127,141, and PSU awards with a target grant date value totaling $254,281. The grant date value of these PSUs assuming attainment of the maximum performance levels totals $381,422.
(20)    Consists of the performance bonus earned for the fiscal year ended December 31, 2024 paid in March 2025.
(21)    Consists of a one-time discretionary cash bonus of $21,000 paid to Mr. Burkhart to make him economically whole for the number of PSUs for the 2021-2023 performance period which were not eligible to vest due to an LPT charge, as the Committee determined that the NEOs should not be penalized for the LPT charge.
(22)    Consists of the aggregate grant date value of RSU and PSU awards under the 2022 Long-Term Incentive Plan granted during fiscal year ended December 31, 2023 consisting of RSUs with a grant date value of $469,747 and PSU awards with a target grant date value totaling $139,693. The grant date value of these PSUs assuming attainment of the maximum performance levels totals $209,559.
(23)    Consists of the performance bonus earned by Mr. Burkhart for the fiscal year ended December 31, 2023 in the amount of $350,000 and paid in March 2024, and a cash payment in the amount of $100,000, earned pursuant to the 2024 vesting of Long-Term Cash awarded to Mr. Burkhart during 2022 for the 2022-2024 performance period.
(24)    Ms. Ryan became an NEO in 2025.
(25)    Consists of a one-time discretionary sign-on bonus that was paid in March of 2025 when Ms. Ryan joined the Company.
(26)    Consists of the aggregate grant date value of RSU and PSU awards under the 2022 Long-Term Incentive Plan granted during fiscal year ended December 31, 2025 consisting of RSUs with a grant date value of $61,685, and PSU awards with a target grant date value totaling $123,371. The grant date value of these PSUs assuming attainment of the maximum performance levels totals $185,056.
(27)    Consists of the performance bonus earned by Ms. Ryan for the fiscal year ended December 31, 2025 that was paid in March 2026.
(28)    Mr. Kapadia became an NEO in 2024.
(29)    Consists of the aggregate grant date value of RSU and PSU awards under the 2022 Long-Term Incentive Plan granted during fiscal year ended December 31, 2025 consisting of RSUs with a grant date value of $78,158, and PSU awards with a target grant date value totaling $156,317. The grant date value of these PSUs assuming attainment of the maximum performance levels totals $234,475.
(30)    Consists of the performance bonus earned by Mr. Kapadia for the fiscal year ended December 31, 2025 in the amount of $400,000 and paid in March 2026 and a cash payment in the amount of $38,667, pursuant to the 2025 vesting of PCUs awarded to Mr. Kapadia for the 2022–2024 performance period.
(31)    Consists of the aggregate grant date value of RSU and PSU awards consisting of RSUs with a grant date value of $63,570, and PSU awards with a target grant date value totaling $127,141. The grant date value of these PSUs assuming attainment of the maximum performance levels totals $190,675.
(32)    Consists of the performance bonus earned for the fiscal year ended December 31, 2024 in the amount of $225,000 and a cash payment in the amount of $37,520, earned pursuant to the 2024 vesting of PCUs awarded to Mr. Kapadia for the 2021–2023 performance period.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED DECEMBER 31, 2025
The following table presents information concerning grants of annual incentive compensation and equity awards to each of the NEOs during 2025. See the “Compensation Discussion and Analysis” section for detailed information regarding our STIP and RSU and PSU awards set forth in the table below.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Robinson	STIP		—	1,500,000	2,250,000
	RSU	2/25/2025							10,133	521,039
	PSU	2/25/2025				5,067	20,266	30,398		1,042,078
Mark Haushill	STIP		—	400,000	600,000
	RSU	2/25/2025							2,702	138,937
	PSU	2/25/2025				1,351	5,404	8,106		277,874
John Burkhart	STIP		—	400,000	600,000
	RSU	2/25/2025							2,702	138,937
	PSU	2/25/2025				1,351	5,404	8,106		277,874
Patricia Ryan	STIP		—	187,500	281,250
	RSU	5/7/2025							1,048	61,685
	PSU	5/7/2025				524	2,096	3,144		123,371
Sandip Kapadia	STIP		—	292,500	438,750
	RSU	2/25/2025							1,520	78,158
	PSU	2/25/2025				760	3,040	4,560		156,317
(1)    Represents annual incentive bonus opportunities under the STIP for each of the NEOs. See “Components of Our Executive Compensation Program" beginning on page 39. Actual bonus payments for 2025 are listed under Non-Equity Incentive Plan Compensation in the 2025 Summary Compensation Table on page 46. The target amounts reflect the dollar amount that would be payable if each performance goal is achieved at the target goal (i.e., 100 % of target) level. The Company STIP performance factor is capped at 150% of targeted awards with NEOs generally receiving 0% to 150%; the Compensation Committee retains discretion to recognize extraordinary achievement. There is no threshold level for STIP awards.
(2)    Represents the PSUs granted under the LTIP to each of the NEOs, which vest based on the Company’s performance with respect to the internal CR and a GBVPS metric (measured over the 2025-2027 performance period). The PSUs are eligible to vest on December 31, 2027, subject to continued service through such date and meeting certain predetermined performance goals. The maximum number of PSUs that may vest is capped at 150% of the target number of PSUs. If the threshold performance rule is not met, no PSUs are eligible to vest. Half of the 2025 PSUs are eligible to vest subject to the level of attainment of a three-year internal CR performance goal, with the number of PSUs eligible to vest determined based on our level of attainment of our internal CR performance goal during the three-year performance period ending December 31, 2027. The remaining half of the PSUs are eligible to vest subject to the level of attainment of our GBVPS performance goal as determined based on the level of performance reported in our Company’s year-end GAAP financial statements, as determined by the Committee, and relative to that of a peer group of comparison companies during the three-year performance period ending December 31, 2027. In certain cases, the PSU awards are also eligible to vest earlier upon a qualifying termination of employment, as described in more detail below.
(3)    Represents RSUs granted under the LTIP to each of the NEOs, which are scheduled to vest on January 1, 2028, subject to the NEO’s continued employment through the applicable vesting date.
(4)    Grant date fair value of stock awards in the form of RSUs and PSUs computed in accordance with the stock-based compensation accounting rules set forth in ASC 718. For performance awards linked to performance vesting criteria, the grant date fair value was calculated based on the probable outcome of the performance condition as of the grant date. Further details can be found in Note 18, "Stock Based Compensation" in our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2025.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR FISCAL YEAR ENDED DECEMBER 31, 2025
The following table summarizes the number of shares of our Common Stock underlying outstanding equity incentive plan awards for each of the NEOs as of December 31, 2025.

		Stock Options				Stock Awards
Name and Principal Position(1)	Grant Date(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Andrew Robinson Chairman and Chief Executive Officer, Skyward Group	02/25/2025					10,133	(4)	517,898
	02/25/2025								20,266	(5)	1,035,795
	02/27/2024					14,959	(6)	764,554
	02/27/2024								29,918	(7)	1,529,109
	02/27/2023					15,151	(8)	774,368
	02/27/2023					17,575	(9)	898,258	15,151	(10)	774,368
	01/12/2023					50,000	(11)	2,555,500
	01/12/2023					100,000	(12)	5,111,000
	01/12/2023	400,000	(13)	15.00	1/12/2033
Mark Haushill Chief Financial Officer, Skyward Group	02/25/2025					2,702	(4)	138,099
	02/25/2025								5,404	(5)	276,198
	02/27/2024					3,490	(6)	178,374
	02/27/2024								6,980	(7)	356,748
	02/27/2023					3,787	(8)	193,554
	02/27/2023					4,392	(9)	224,475	3,787	(10)	193,554
	01/12/2023					6,665	(11)	340,648
	01/12/2023					13,330	(12)	681,296
	01/12/2023	53,330	(13)	15.00	1/12/2033
John Burkhart President, U.S. Property and Casualty, Skyward Specialty	02/25/2025					2,702	(4)	138,099
	02/25/2025								5,404	(5)	276,198
	02/27/2024					3,490	(6)	178,374
	02/27/2024								6,980	(7)	356,748
	02/27/2023					3,619	(8)	184,967
	02/27/2023					4,198	(9)		3,619	(10)	184,967
	01/12/2023					6,665	(11)	340,648
	01/12/2023					13,330	(12)	681,296
	01/12/2023	53,330	(13)	15.00	1/12/2033

		Stock Options				Stock Awards
Name and Principal Position(1)	Grant Date(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Patricia Ryan Chief Legal Officer and Corporate Secretary, Skyward Group	05/07/2025					1,048	(14)	53,563
	05/07/2025								2,096	(15)	107,127
Sandip Kapadia President, Reinsurance and Head of Actuarial, Skyward Specialty	02/25/2025					1,520	(4)	77,687
	02/25/2025								3,040	(5)	155,374
	02/27/2024					1,745	(6)	89,187
	02/27/2024								3,490	(7)	178,374
	02/27/2023					2,020	(8)	103,242
	02/27/2023					2,343	(9)	119,751	2,020	(10)	103,242
	01/12/2023					5,000	(11)	255,550
	01/12/2023					10,000	(12)	511,100
	01/12/2023	40,000	(13)	15.00	1/12/2033
(1)This column reflects each NEO’s principal position as of the date of this proxy statement.
(2)All awards were granted pursuant to the Skyward Specialty Insurance Group, Inc. 2022 Long-Term Incentive Plan.
(3)Market value is calculated using the closing price of our Common Stock as reported on the Nasdaq Global Select Market of $51.11 per share, on the last business day of 2025.
(4)Amounts shown are RSUs granted on February 25, 2025. Upon vesting each unit is equivalent to one share of the Company’s Common Stock. These awards will fully vest on January 1, 2028, subject to continued services through such date.
(5)Amounts shown represent the target award level for two separate PSU awards granted to our executives on February 25, 2025. Each PSU is equivalent to one share of the Company's Common Stock. The number of units eligible to vest under each award can range from 0% to 150% of the target award amount based on the satisfaction of specific performance target metrics during the requisite service period. These awards are eligible to vest subject to continued services through January 1, 2028 and the applicable level of attainment of the performance goals as determined by the Compensation Committee. These awards will fully vest on January 1, 2028.
(6)Amounts shown are RSUs granted on February 27, 2024. Upon vesting each unit is equivalent to one share of the Company’s Common Stock. These awards will fully vest on January 1, 2027, subject to continued services through the vesting date.
(7)Amounts shown represent the target award level for two separate PSU awards granted to our executives on February 27, 2024. Each PSU is equivalent to one share of the Company's Common Stock. The number of units eligible to vest under each award can range from 0% to 150% of the target award amount based on the satisfaction of specific performance target metrics during the requisite service period. These awards are eligible to vest subject to continued services through January 1, 2027 and the applicable level of attainment of the performance goals as determined by the Compensation Committee. These awards fully vest on January 1, 2027.
(8)Amounts shown are RSUs granted on February 27, 2023. Upon vesting each unit is equivalent to one share of the Company’s Common Stock. These awards fully vested on January 1, 2026.

(9)Amounts shown are PSUs granted on February 27, 2023 that settled at 116% of the target award levels with an internal CR of 90.9% for the three-year performance period ending December 31, 2025. These PSUs vested subject to continued service through the vesting date of December 31, 2025 and settled upon certification of the performance factor by the Compensation Committee which occurred on February 24, 2026.
(10)Amounts shown are PSUs granted on February 27, 2023. Each PSU is equivalent to one share of the Company's Common Stock. The number of units eligible to vest under this award can range from 0% to 150% of the target award amount based on the level of satisfaction of performance condition targets during the requisite service period which is the three-year period ending on December 31, 2025. The actual performance level during the three-year performance period ending December 31, 2025 cannot be calculated until all the applicable peer publicly available Book Value per Share data for our peer group for 2025 is made publicly available, which is anticipated to occur sometime in May, 2026. After which, these awards will settle upon certification of the performance factor by the Compensation Committee.
(11)Amounts shown are IPO RSUs granted on January 12, 2023. Upon vesting each unit is equivalent to one share of the Company’s Common Stock. Half of the RSUs vested on January 12, 2025 and the remaining 50% vested on January 12, 2026.
(12)Amounts shown are IPO RSUs granted on January 12, 2023. Upon vesting each unit is equivalent to one share of the Company’s Common Stock. Half of the RSUs vested on January 12, 2026 and the remaining 50% will vest on January 12, 2027, subject to continued services through the vesting date.
(13)Amounts shown are Non-Qualified Stock Options granted on January 12, 2023. Half of the options fully vested on January 12, 2026, and subject to continued service through the vesting date, the remaining 50% of the options will vest on January 12, 2027.
(14)Amounts shown are RSUs granted on May 7, 2025. Upon vesting each unit is equivalent to one share of the Company’s Common Stock. This award will fully vest on January 1, 2028, subject to continued service through the vesting date.
(15)Amounts shown represent the target award level for two separate PSU awards granted to the executive on May 7, 2025. Each PSU is equivalent to one share of the Company's Common Stock. The number of units eligible to vest under each award can range from 0% to 150% of the target award amount based on the satisfaction of specific performance target metrics during the requisite service period. These awards are eligible to vest subject to continued services through January 1, 2028 and the applicable level of attainment of the performance goals as determined by the Compensation Committee. These awards fully vest on January 1, 2028.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED DECEMBER 31, 2025
The following table sets forth certain information regarding stock vested during the year ended December 31, 2025 with respect to each of our NEOs. None of our NEOs exercised any options during 2025.

			Stock Awards
			Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Andrew Robinson	1/1/2025	(2)	22,796	1,152,110
	3/6/2025	(3)	50,000	2,604,500
	5/7/2025	(4)	33,282	1,958,979
Mark Haushill	1/1/2025	(2)	5,699	288,027
	3/6/2025	(3)	6,665	347,180
	5/7/2025	(4)	8,320	489,715
John Burkhart	1/1/2025	(2)	5,065	255,985
	3/6/2025	(3)	6,665	347,180
	3/6/2025	(5)	5,875	306,029
Patricia Ryan	—		—	—
	—		—	—
	—		—	—
Sandip Kapadia	1/1/2025	(2)	2,532	127,967
	3/6/2025	(3)	5,000	260,450
	3/6/2025	(5)	2,937	152,988
(1)    The value realized on vesting was calculated by multiplying the number of shares of SKWD Common Stock underlying awards that vested in 2025 by the closing price on the vesting date (or the previous trading day's closing price if the vesting date fell on a non-trading day) pursuant to the 2022 Long-Term Incentive Plan.
(2)    The closing price was $50.54 for the 2022 RSUs that vested for each of our NEOs on January 1, 2025 calculated using the previous trading day's closing price of SKWD stock for December 31, 2024.
(3)    The first tranche of the 2023 IPO RSUs vested and settled upon the closing price of the Company’s Common Stock on March 6, 2025 ($52.09 per share).
(4)    Messrs. Robinson and Haushill's 2022 PSU awards vested and settled upon the closing price of the Company’s Common Stock on May 7, 2025 ($58.86 per share) after certification by the Compensation Committee.
(5)    Messrs. Burkhart and Kapadia's 2022 PSU awards vested and settled upon the closing price of the Company’s Common Stock on March 6, 2025 ($52.09 per share) after certification by the Compensation Committee.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We provide our NEOs with certain payments and benefits upon qualifying terminations of employment, provided specified requirements are met. For our Chief Executive Officer, these benefits are documented in his employment agreement, referred to as the Robinson agreement, and for our other executives, in their severance agreements and their individual equity award grants.
We do not provide for any automatic single trigger vesting upon a change in control in our equity awards. The Robinson Agreement contains a 280G “best net” provision and overall we do not provide for any 280G excise tax gross-up payments to any of our executive officers.
The Robinson Agreement, severance agreements with our other NEOs, and equity awards require the execution and non-revocation of a release of claims in order to receive severance benefits. The Employee Confidentiality and Non-Solicitation Agreement must be signed and agreed to as a condition of receiving an equity award(s) and the executive must continue to abide by the confidentiality and non-solicitation provisions agreed to therein.
NEO Severance Agreements. Each of our executive officers has entered into an agreement with the Company that provides for certain payments and benefits upon such executive being terminated by the Company without “cause” or for “good reason” by the executive (as further described in the agreements), except for Mr. Robinson, whose potential severance is set forth in his employment agreement. The severance agreements provide a payment of twelve months of base salary and payment of COBRA premiums on behalf of the terminated executive for twelve months.
Employment Agreement with Mr. Robinson. Pursuant to the Robinson Agreement, in the event that Mr. Robinson's employment with us is terminated by us without cause or if Mr. Robinson resigns for good reason, Mr. Robinson will be eligible to receive:
•lump sum cash payment in an amount equal to his annual base salary as of the date of termination;
•continued payment of group health benefit plan premiums for up to one year;
•prorated target annual bonus for the year in which the termination occurs;
•payment of any earned and accrued bonus for the calendar year proceeding the calendar year in which his employment is terminated; and
•acceleration of any time-based vesting annual equity awards.
If Mr. Robinson is terminated by us without cause or resigns for good reason within 12 months of a change in control he will receive the above payments, as well as accelerated vesting of any performance-based equity awards at not less than the target level, based on the valuation of the Board in good faith.
Upon a termination due to death or disability, Mr. Robinson (or his beneficiary, as applicable) is entitled to a prorated target bonus for year of termination, any earned but unpaid bonus for the previously completed year, and acceleration of any time-based vesting equity awards.
Pursuant to Mr. Robinson's employment agreement, “cause” generally means:
•an act of dishonesty, fraud, theft, or embezzlement;
•malfeasance or gross negligence in the performance of duties;
•commission or conviction of or entry of a plea of guilty or nolo contendere with respect to any felony, or conviction of or entry of a plea of guilty or nolo contendere regarding any misdemeanor involving theft, defalcation, dishonesty or violence, or conviction related to any crime of moral turpitude;
•willfully refusing or failure to perform duties and responsibilities, or failure to adhere to the directions of the Board or our or any of our subsidiaries' corporate codes, policies, or procedures;

•the material breach of any of the covenants contained in the employment agreement; or
•violation of any statutory, material contractual, or common law duty or obligation to us or any of our affiliates, including, without limitation, Mr. Robinson’s duty of loyalty;
And “good reason” generally means the occurrence of any of the following events:
•material diminution in salary, bonus opportunity, or annual equity opportunity;
•material diminution in authority, duties, title, or responsibilities;
•the involuntary relocation of principal place of employment that is not to a mutually-agreed location;
•a material breach by us of any material provision of the employment agreement; or
•removal of Mr. Robinson from the Board without cause pursuant to the Amended and Restated Shareholders' Agreement by and among the Shareholders party thereto and the Company dated as of March 12, 2014.
Under his employment agreement, Mr. Robinson is subject to a 12 month non-compete provision, which is reduced to six months if his termination occurs within 12 months following a change in control or is due to disability; a non-solicitation of employees and customers covenant for one year, to run from the date of his termination; and standard ongoing confidentiality covenants.
Termination Treatment Under Our Long-Term Incentive and Equity Awards. The long-term incentive and equity awards held by our NEOs provide for certain vesting treatment upon a termination of employment due to death, disability, a qualifying retirement, or a termination without cause or for good reason in connection with a change in control. The tables below reflect the grants made in 2023, 2024 and 2025 in accordance with disclosure rules.
Specifically, the equity award agreements granted to the NEOs in 2023, 2024, and 2025 provide for full vesting upon a termination due to death or disability, with performance vesting awards eligible to vest based on actual performance for any completed annual measurement periods as of the date of termination and deemed attainment of the target performance levels for the then-ongoing measurement period. The 2023 restricted shares vested on January 1, 2026, and the 2023 performance-based awards vest upon certification of the performance results; all such awards are included as unvested and outstanding as of December 31, 2025 in accordance with the disclosure rules.
In addition, the 2023, 2024, and 2025 equity awards are subject to pro-rated accelerated vesting (based on length of service) upon a qualifying retirement, as long as the retirement date is at least one year from the start of the performance or vesting period (or two years in the case of the 2023 awards granted in connection with our IPO). For performance-based awards, performance achievement is based on actual performance for any completed annual measurement periods as of the date of termination and the actual performance of the then-ongoing period, calculated at the conclusion of such annual measurement period.
Generally, in order to be eligible for qualifying retirement treatment, our NEOs must meet the following criteria: (1) age 55 and five years of service; (2) provide advance written notice of at least 12 months; (3) assist the Company in succession planning and the transitioning of responsibilities through the scheduled retirement date; and (4) timely execute a waiver and release of claims.
All of the equity and long-term incentive awards held by our NEOs include a double trigger, such that they will vest upon a qualifying termination of employment (generally without “cause,” for “good reason,” or due to “constructive termination,” each such term as defined in the award agreements) that occurs during a specified protection period related to a change in control (“CIC”) of the Company. The protection periods are as follows:
•2023 stock options, 2023, 2024 and 2025 RSUs: immediately before and contingent upon or within 12 months following a CIC

•2023 PSUs: immediately before and contingent upon a CIC, with payout based on actual performance for any completed measurement periods as of the termination date and target for the measurement period in which the CIC occurs
•2024 PSUs: after the commencement of a potential CIC and within the nine-month period immediately preceding the closing of such CIC, with payout based on actual performance
•2025 PSUs: within 6 months immediately before and contingent upon or within 12 months following a CIC, with payout based on average actual performance for any completed measurement periods as of the termination date and target for any measurement periods that is not completed prior to the termination date
Calculation of Potential Payments
For each NEO, the following table sets forth quantitative estimates of the payments and benefits that would have become payable if such executive’s employment had been terminated for the designated reason on December 31, 2025. The value of equity compensation awards is based on the closing price of our stock on Nasdaq on December 31, 2025, the last trading day of 2025. The amounts below reflect potential payments pursuant to the employment or severance agreements for such NEOs as described above and their outstanding equity awards. As of December 31, 2025, only Messrs. Robinson and Haushill were eligible to terminate employment due to a qualifying retirement.

Name	Type of Payment	Involuntary or Good Reason Termination Prior to CIC ($)		Involuntary or Good Reason Termination in Connection with CIC (S)		Retirement ($)		Death or Disability ($)

Andrew Robinson	Cash Severance	1,000,000		1,000,000		—		—
	Pro-Rated Target Bonus	1,500,000		1,500,000		—		1,500,000	(1)
	Equity Awards Acceleration(2)	2,056,820	(3)	28,782,271	(4)	4,219,780	(5)	28,782,271	(4)
	Health and Welfare Benefits	26,845		26,845		—		—
	Total	4,583,665		31,309,116		4,219,780		30,282,271
Mark Haushill	Cash Severance	500,000		500,000		—		—
	Pro-Rated Target Bonus	—		—		—		—
	Equity Awards Acceleration(2)	—		4,605,075	(4)	1,029,514	(5)	4,605,075	(4)
	Health and Welfare Benefits	26,845		26,845		—		—
	Total	526,845		5,131,920		1,029,514		4,605,075
John Burkhart	Cash Severance	500,000		500,000		—		—
	Pro-Rated Target Bonus	—		—		—		—
	Equity Awards Acceleration(2)	—		4,575,085	(4)	—		4,575,085	(4)
	Health and Welfare Benefits	26,845		26,845		—		—
	Total	526,845		5,101,930		—		4,575,085
Patricia Ryan	Cash Severance	375,000		375,000		—		—
	Pro-Rated Target Bonus	—		—		—		—
	Equity Awards Acceleration(2)	—		173,081	(4)	—		173,081	(4)
	Health and Welfare Benefits	11,728		11,728		—		—
	Total	386,728		559,809		—		173,081

Name	Type of Payment	Involuntary or Good Reason Termination Prior to CIC ($)	Involuntary or Good Reason Termination in Connection with CIC (S)		Retirement ($)	Death or Disability ($)
Name	Type of Payment	Involuntary or Good Reason Termination Prior to CIC ($)	Involuntary or Good Reason Termination in Connection with CIC (S)		Retirement ($)	Death or Disability ($)
Sandip Kapadia	Cash Severance	450,000	450,000		—	—
	Pro-Rated Target Bonus	—	—		—	—
	Equity Awards Acceleration(2)	—	3,090,235	(4)	—	3,090,235 (4)
	Health and Welfare Benefits	35,989	35,989		—	—
	Total	485,989	3,576,224		—	3,090,235
(1)    Represents the pro rata bonus for the year of death or disability based on the target bonus the executive was eligible to receive for that year.
(2)    Represents the market value as of December 31, 2025 of stock awards accelerated or continued in each scenario. For purposes of this disclosure, market value is determined using the December 31, 2025 closing price of SKWD of $51.11 per share.
(3)    Represents accelerated vesting of one hundred percent (100%) of all unvested time-based annual awards as of the termination date.
(4)    Represents accelerated vesting of one hundred percent (100%) of all stock option, RSU, and PSU awards, reflecting actual performance for completed performance periods and target performance for incomplete performance periods for the 2023-2025 awards and 2025-2027 awards and target performance for the 2024-2026 awards, as provided for in the individual award agreements.
(5)    Represents prorated vesting of 2023-2025 and 2024-2026 RSUs and PSU awards.

CEO PAY RATIO
SEC rules under the Dodd-Frank Act require disclosure of the ratio of our CEO’s annual total compensation to the annual total compensation of our median team member. We calculated this ratio in accordance with Item 402(u) of Regulation S-K.
To identify the median team member for 2025, we evaluated all team members employed as of December 31, 2025, excluding the CEO. The population included full-time and part-time team members who were active on the measurement date. Team members were ranked using a consistently applied compensation measure based on payroll records that included base pay, overtime, compensation for paid absences, taxable bonuses or incentive compensation, and vested equity. Base pay for team members hired during the year was annualized based on their compensation rate as of the measurement date, while variable compensation was included only if actually paid during the year.
For 2025, the annual compensation of our median team member was $135,000. We then calculated the median team member’s annual total compensation using the same methodology used to determine CEO compensation for the Summary Compensation Table. Our CEO’s 2025 compensation was $5,532,117, representing the total compensation reported for Mr. Robinson in the “2025 Summary Compensation Table.” Based on these amounts, the ratio of the annual total compensation of Mr. Robinson to the annual compensation of our median team member was 41 to 1.
The assumptions and methodologies used in the calculation of our estimated pay ratio are specific to our Company and our team member population; therefore, our pay ratio may not be comparable to the pay ratios reported by other companies.

PAY VERSUS PERFORMANCE
In this section, we are including the required disclosure for pay versus performance as defined by the SEC for our principal executive officer ("PEO") and Non-PEO NEOs and Company performance for the fiscal years listed below.

Fiscal Year(1)	Summary Compensation Table Total for PEO Robinson, Andrew(2)	Compensation Actually Paid to PEO Robinson, Andrew(3)(4)	Average Summary Compensation Table Total for non-PEO NEOs(2)	Average Compensation Actually Paid to non-PEO NEOs(5)(6)	SKWD Total Shareholder Return(7)	Peer Group Total Shareholder Return(7)	Net Income ($M)	Internal Combined Ratio(8)
2025	$5,532,117	$6,101,366	$1,423,518	$1,512,514	$267.59	$127.60	$170.03	89.6%
2024	$4,641,869	$17,050,183	$1,107,150	$2,842,640	$264.61	$128.30	$118.83	91.6%
2023	$8,621,743	$23,150,543	$1,746,147	$3,838,066	$177.38	$103.37	$85.98	91.6%
(1)    Mr. Robinson was our PEO for each fiscal year included in the table. The following officers are included in the Non-PEO NEO group for the following fiscal years:
Year                    Non-PEO NEOs
2025        Mark Haushill, John Burkhart, Patricia Ryan, and Sandip Kapadia
2024        Mark Haushill, John Burkhart, Kirby Hill, and Sandip Kapadia
2023        Mark Haushill, John Burkhart, and Kirby Hill
(2)    Reflects compensation amounts reported in the “Total” column of the Summary Compensation Table (“SCT”) for the CEO and the average of the compensation amounts reported in the "Total" column of the SCT for the Non-PEO NEOs.
(3)    Amounts reflect the amounts reported in the “Summary Compensation Table Total for PEO” column adjusted as set forth in the table below, as determined in accordance with SEC rules. Amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. For information regarding the decisions made by the Compensation Committee with respect to the PEO’s compensation for fiscal year 2025, please see the Compensation Discussion and Analysis sections of this Proxy Statement.

The PEO Summary Compensation Table to CAP reconciliation is summarized in the following table:

PEO: Robinson, Andrew
Prior FYE	12/31/2024
Current FYE	12/31/2025
Fiscal Year	2025
SCT Total	$5,532,117
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($1,563,117)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,740,136
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$516,831
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($124,602)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Compensation Actually Paid	$6,101,366
(4)    For the PEO in the table above, the foregoing amounts were added and deducted to the Summary Compensation Table (“SCT”) amount to determine the compensation actually paid (“CAP”) as determined in accordance with SEC regulations. “Compensation actually paid” does not necessarily represent cash, and/or equity value transferred to the PEO without restriction, but rather is a value calculated under applicable SEC rules. Fair values set forth in the table below are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of the awards that vest in the covered year, which are valued as of the applicable vesting date. The valuation methods and underlying assumptions did not materially differ from those disclosed at the time of grant date of the equity awards.
(5)    Amounts reflect the amounts reported in the “Average Summary Compensation Table Total for Non-PEO NEOs” column adjusted as set forth in the table below, as determined in accordance with SEC rules. Amounts do not reflect the actual amount of compensation earned by or paid to our Non-PEO NEOs during the applicable year. For information regarding the decisions made by the Compensation Committee in regards to the Non-PEO NEOs compensation for fiscal year 2025, please see the Compensation Discussion and Analysis sections of this Proxy Statement.

Prior FYE	12/31/2024
Current FYE	12/31/2025
Fiscal Year	2025
SCT Total	$1,423,518
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($313,288)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$342,257
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$79,526
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($19,499)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Compensation Actually Paid	$1,512,514
(6)    For each of the NEOs in the table above, the foregoing amounts were added and deducted to the Summary Compensation Table (“SCT”) amount to determine the compensation actually paid (“CAP”) as determined in accordance with SEC regulations. “Compensation actually paid” does not necessarily represent cash, and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. Fair values set forth in the table below are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of the awards that vest in the covered year, which are valued as of the applicable vesting date. The valuation methods and underlying assumptions did not materially differ from those disclosed at the time of grant date of the equity awards.
(7)    Total Shareholder Return ("TSR") is determined based on the value of an initial fixed investment of $100 made on January 13, 2023 (IPO Date). The TSR peer group consists of the NASDAQ Insurance Index TSR, which is used for our Stock Performance presentation set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(8)    Our Company-Selected Measure, which is the measure that we believe represents the most important financial performance measure not otherwise presented in the table above that we use to link CAP to our NEOs for fiscal 2025 to our company’s performance is Internal Combined Ratio, which is consistent with the metric used for both our Short-Term incentive Plan and PSUs under our annual Long Term Incentive Program. See Appendix A - Non-GAAP Reconciliations on page A-1 at the end of this Proxy Statement for further information.
Narrative to Pay Versus Performance Table
For the fiscal year ending December 31, 2025, there are four important performance measures used to link compensation actually paid to our NEOs to company performance which are listed below in no particular order:

Measure
Internal Combined Ratio
Gross Written Premiums
Growth in Book Value Per Share
Absolute Stock Price

Analysis of the Information Presented in the Pay Versus Performance Table
The following graph compares the compensation actually paid to our PEO, the average of the compensation actually paid to our remaining NEOs and the TSR performance of our stock price.
The following graph compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs with Net Income.

The following graph compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs as a result of our Internal Combined Ratio performance.

DIRECTOR COMPENSATION
Background Discussion
We provide our non-employee directors with cash and stock-based compensation to attract and retain qualified individuals to serve on our Board and to align their interests with those of our shareholders. We consider each director’s expertise and other factors, such as the time commitment and leadership responsibilities, when we review and approve the director compensation program. A director who is also an employee of the Company receives no cash or stock-based compensation for service as a director.
The Compensation Committee annually reviews and considers data provided by its independent compensation consultant, F.W. Cook regarding the form and mix of compensation paid to non-employee directors at companies within the same benchmarking group the Committee uses to assess executive compensation. The Committee provides their recommendations to the full Board for consideration when determining our non-employee director compensation program, excluding fees for service on the Compensation Committee, which are determined solely at the Board’s discretion.
2025 Non-Employee Director Compensation Structure
For fiscal year 2025, our non-employee directors were paid annual cash retainers for their Board service, as well as additional cash retainers for service as a committee chair. We also provide our non-employee directors with an annual equity grant of RSUs based on a fixed dollar value under the Company’s 2022 Long-Term Incentive Plan (the “2022 Plan”) that fully vests upon the first anniversary of the grant date. A summary of the 2025 non-employee director compensation is set forth below:

Fiscal Year 2025 Director Compensation Program
Board Member Retainer	$75,000
Restricted Stock Unit Award(1)	$100,000
Leadership Retainers
–Lead Director	$25,000
–Audit Committee Chair	$20,000
–Compensation Committee Chair	$15,000
–Investment Committee Chair	$10,000
–Nominating and Corporate Governance Committee Chair	$10,000
–Risk Committee Chair	$10,000
(1)    Our independent directors received an RSU award on May 7, 2025, with the number of units awarded calculated by dividing $100,000 by the grant price which was determined using the average closing price of SKWD Common Stock for each of the 5 trading days preceding the day of the Compensation Committee meeting. As such, the value reported in this table differs from the value reflected in the table below as below is calculated in accordance with SEC rules requiring grant date fair value to be determined pursuant to the accounting rules in ASC 718.
Annual cash retainers are paid in quarterly installments in arrears and are prorated for any changes to committee service that occur during the year. Starting with the 2025 calendar year, directors may elect to defer the settlement of their RSU grants until one of three time periods – five years from the grant date, ten years from the grant date or until separation of Board service, provided the director informed the Company of their election to defer settlement of their 2025 award during fiscal year 2024. The deferred equity will automatically settle upon any separation of Board service or if there is a change of control (if earlier than the preselected settlement date), as further set out in the governing plan document. In the event a dividend is declared, dividend equivalent units will be added to a participant’s account, subject to the same vesting, forfeiture and settlement provisions as the underlying restricted stock units.

Because these grants are for a fixed dollar amount, the number of shares of RSUs awarded annually to non-employee directors will vary, based on the price of our Common Stock on the grant date. New directors receive prorated grants at the time they join the Board. Any prorated grants will vest on the one-year anniversary of the director joining the Board. The short vesting time-frame mitigates director entrenchment, while the use of equity aligns the directors’ interests with those of our shareholders.
We reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings. We do not pay meeting attendance fees.
The 2022 Plan provides that the sum of any cash compensation and the annual aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director during any single calendar year (for services as a director) may not exceed $750,000, subject to exceptions in extraordinary circumstances, provided that any director receiving any additional compensation may not participate in the decision regarding his or her compensation.
Based on F.W. Cook’s review of market and benchmarking data for the Company’s 2025 director compensation program, the Board approved recommended updates to director compensation for fiscal year 2026, effective as of the 2026 Annual Meeting. The changes include increases to the annual cash and annual equity grant retainers, higher stipends for committee chairs, and an increase to the annual fee paid to the lead independent director. These updates are intended to better align total director compensation with the peer group median and to reflect the Company’s increased scope and scale following the Apollo acquisition.
Director Stock Ownership Requirement
Non-employee directors are required to own SKWD stock with a value equal to at least five times the amount of the annual Board member cash retainer. Under our policy, directors must comply with this requirement from the latter of five years from the policy adoption or the date they join the Board. As of the Record Date, all of our directors were in compliance with our policy or in the process of meeting the ownership requirements in the prescribed timing.
Prohibitions on Hedging, Pledging, Short Sales, and Margin Accounts
Our directors are subject to our Corporate Governance Guidelines and our Securities Trading Policy, which prohibit directors from engaging in hedging or other short sale transactions, holding Company securities in a margin account, and pledging Company securities.
Director Compensation Table
The following table sets forth information regarding the compensation of each of our non-employee directors who served during fiscal year 2025:

Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
Gena Ashe	$85,000(3)	$105,771	—	$190,771
Robert Creager	$95,000(4)	$105,771	—	$200,771
Marcia Dall	$90,000(5)	$105,771	—	$195,771
James Hays	$75,000	$105,771	—	$180,771
Anthony J. Kuczinski	$107,500(6)	$105,771	—	$205,771
Michael Morrissey	$82,500(7)	$105,771	—	$190,771
Katharine Terry	$75,000	$105,771	—	$180,771
(1)    Reflects the aggregate dollar amount received for roles served during 2025 paid in quarterly installments on an annualized basis:
(2)    Grant date fair value computed in accordance with the stock-based compensation accounting rules set forth in ASC 718. For a more detailed description see Note 1 titled "Summary of Significant Accounting Policies —

Earnings (loss) per share" to our audited consolidated financial statements included in our annual report on Form 10-K filed with the SEC.
(3)    Amount reflects annual retainer of $75,000 and an additional $10,000 for acting as Chair of the Nominating and Corporate Governance Committee.
(4)    Amount reflects annual retainer of $75,000 and an additional $20,000 for acting as Chair of the Audit Committee.
(5)    Amount reflects annual retainer of $75,000 and an additional $15,000 for acting as Chair of the Compensation Committee.
(6)    Amount reflects annual retainer of $75,000, an additional $25,000 for acting as Lead Independent Director, and an additional $7,500 for acting as Chair of the Risk Committee.
(7)    Amount reflects annual retainer of $75,000 and an additional $7,500 for acting as Chair of the Investment Committee.

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information as of December 31, 2025, about shares of our Common Stock that may be issued upon the exercise of options or other equity grants under our existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a) (1)	(b)(2)	(c)(3)
Equity compensation plans approved by security holders	1,858,896	$15.00	2,429,872
Equity compensation plans not approved by security holders	—	N/A	—
Total	1,858,896	$15.00	2,429,872
(1)The reported amount reflects Restricted Stock Unit awards and Stock Options awards, and the maximum number of shares which may be issued pursuant to Performance Share Unit awards.
(2)The reported amount reflects only the weighted average exercise price of the Stock Options reflected in column (a).
(3)Reflects shares that may be issued pursuant to the Company’s 2022 Long-Term Incentive Plan and 2022 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than the compensation agreements and other arrangements described in the "Executive Compensation" section of this Proxy Statement and the transactions described below, since January 1, 2025, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Stockholders’ Agreement
On March 12, 2014, we entered into an Amended and Restated Stockholders’ Agreement, with certain holders of our Common Stock, including our five percent shareholders and entities affiliated with our directors. The Amended and Restated Stockholders’ Agreement automatically terminated upon the closing of our initial public offering, except that the registration rights are still in effect. James Hays, one of our directors, beneficially owns more than 5% of our Common Stock and retains certain registration rights under the Amended and Restated Stockholders' Agreement.
Apollo Acquisition
On September 2, 2025, the Company entered into two share purchase agreements (the "Apollo Majority SPAs") with institutional and management shareholders, respectively, of Apollo Group Holdings Limited ("Apollo") (the "Majority Sellers"). Pursuant to the Apollo Majority SPAs, in accordance with the terms and subject to the conditions therein, in which the Company agreed to acquire all of the issued shares of Apollo held by the Majority Sellers, representing approximately 87% of the issued share capital of Apollo. Closing of the transaction ("Closing") was conditioned upon the Company acquiring 100% of the issued share capital of Apollo (the “Acquisition”) at Closing pursuant to additional short-form share purchase agreements (the "Apollo Minority SPAs" and together with the Apollo Majority SPAs, the "Apollo SPAs") with the remaining minority shareholders of Apollo (the "Minority Sellers" and together with the Majority Sellers, the "Sellers"). The consideration for the entire issued share capital of Apollo (the "Apollo Shares") under the Apollo SPAs was $555.0 million. On January 1, 2026 (the “Closing Date”), the Company consummated the Acquisition and related transactions pursuant to the Apollo SPAs (the “Closing”).
James Hays, a Director of the Company and holder of approximately 6.33% of the Company’s Common Stock was determined by the Board to be a Related Party in the Apollo Acquisition. Mr. Hays was a Seller in the transaction owning approximately 331,765 of the issued shares of Apollo. Mr. Hays was also a member of the Apollo Board of Directors. Mr. Hays received $1,937,407 in cash from the Company and 143,664 shares of the Company’s Common Stock in conjunction with the Closing of the Apollo Acquisition. Mr. Hays abstained from all Board discussions and Company negotiations during the contemplation and completion of the Apollo Acquisition. Following the Closing Date, the Board determined that Mr. Hays no longer met the definition of "independent director" under the Nasdaq listing standards.
Business Relationship with Apollo
Houston Specialty Insurance Company entered into a Quota Share Reinsurance Agreement with Apollo Lloyd’s Syndicate 1969, whereby the Syndicate ceded a 40% line of the business allocated by the Reinsured to their SmartFollow Class of Business to HSIC, with effect from January 1, 2024 through December 31, 2024, and renewed for the periods January 1, 2025 through December 31, 2025, and January 1, 2026 through December 31, 2026, inclusive. Apollo Lloyd’s Syndicate 1969 is managed by Apollo Syndicate Management, Ltd., which is owned by Apollo Group Holdings, Ltd. Apollo Group Holdings, Ltd. was 15% owned by Company Director, James Hays. The related party transaction was ratified and approved by the Audit Committee of the Board of Directors on May 8, 2024.
Indemnification Agreements and Directors' and Officers' Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, subject to certain exceptions, including indemnification of expenses such as attorneys' fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer.
Policies and Procedures for Related Party Transactions
Our Board adopted a written-related person transaction policy, effective upon the consummation of our initial public offering, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm's length transaction with an unrelated third party and the extent of the related person's interest in the transaction.
DELINQUENT SECTION 16(a) REPORTS
To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations to us, we believe that for fiscal year 2025, all filing requirements applicable to the Company’s officers and directors pursuant to Section 16(a) of the Exchange Act, were complied with.
MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement or Notice addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.
At this time, one or more brokers with account holders who are Company shareholders will be “householding” our proxy materials. A single Proxy Statement or Notice will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement or Notice, please notify your broker. You may direct your written request for a copy of the Proxy Statement or Notice to Corporate Secretary, Skyward Specialty Insurance Group, Inc., 800 Gessner Road, Suite 600, Houston, TX 77024. If your broker is not currently “householding” (i.e., you received multiple copies of the Company’s Proxy Statement or Notice), and you would like to request delivery of a single copy, you should contact your broker.
SHAREHOLDER PROPOSALS
Proposals of shareholders intended to be presented at our annual meeting of shareholders to be held in 2027 must be received by us no later than November 25, 2026, which is 120 days prior to the first anniversary of the date the proxy materials were furnished to shareholders, in order to be included in our Proxy Statement and form of proxy relating to that meeting, unless the date of the 2027 annual meeting of shareholders is changed by more than 30 days from the anniversary of our 2026 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the Proxy Statement.
In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations not included in our Proxy Statement, to be brought before an annual meeting of shareholders. In general, notice must meet the requirements in our amended and restated bylaws and be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one-year anniversary of the previous year's annual meeting of shareholders.

Therefore, to be presented at our 2027 annual meeting of shareholders, such a proposal must be received by us no earlier than January 5, 2027 and no later than February 4, 2027. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and no later than the 90th calendar day prior to such annual meeting or, if later, ten calendar days following the date on which public announcement of the date of the meeting is first made. Shareholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a shareholder's notice.
2025 ANNUAL REPORT
Our financial statements for our fiscal year ended December 31, 2025, are included in our 2025 Annual Report, which we will make available to shareholders at the same time as this Proxy Statement. Our proxy materials and our annual report are posted on our website at https://investors.skywardinsurance.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Skyward Specialty Insurance Group, Inc., 800 Gessner Road, Suite 600, Houston, TX 77024, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
OTHER MATTERS
The Board is not aware of any matter to be acted upon at the 2026 Annual Meeting other than those described above. If other business properly comes before the 2026 Annual Meeting, the persons named on the proxy will vote the proxy in accordance with what they consider to be in the best interests of us and our shareholders. All shareholders are urged, regardless of the number of shares owned, to participate in the 2026 Annual Meeting by voting their shares.
By Order of the Board of Directors,
Andrew Robinson
Chairman and Chief Executive Officer
Houston, Texas
March 25, 2026

APPENDIX A
DEFINITIONS OF NON-GAAP INFORMATION & RECONCILIATION TO COMPARABLE GAAP MEASURES
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data.
The Company uses the internal combined ratio to evaluate its compensation metrics for senior management. The internal combined ratio includes the impact of IPO related stock compensation and secondary offering expenses and excludes certain non-recurring charges associated with the LPT.
The following table provides a reconciliation of the combined ratio to the internal combined ratio for the years ended December 31, 2025, 2024 and 2023:

($ in thousands)	2025	2024	2023
Net earned premiums	$1,304,505	$1,056,722	$829,143

Losses and LAE	$795,022	$669,809	$515,237
Less: Pre-tax net impact of LPT	$—	$11,598	$(1,427)
Adjusted losses and LAE	$795,022	$658,211	$516,664

Underwriting, acquisition and insurance expenses	$377,359	$311,757	$243,444
Add: Pre-tax impact of IPO stock compensation and secondary offering expenses	$4,163	$4,392	$5,364
Adjusted underwriting, acquisition and insurance expenses	$381,522	$316,149	$248,808

Loss ratio	60.9%	63.4%	62.1%
Less: Net impact of LPT	—%	1.1%	(0.2)%
Internal loss ratio	60.9%	62.3%	62.3%

Expense ratio	28.4%	28.9%	28.6%
Add: Impact of IPO stock compensation and secondary offering expenses	0.3%	0.4%	0.7%
Internal expense ratio	28.7%	29.3%	29.3%

Combined ratio	89.3%	92.3%	90.7%
Less: Net impact of LPT	0.0%	1.1%	(0.2)%
Add: Impact of IPO stock compensation and secondary offering expenses	0.3%	0.4%	0.7%
Internal combined ratio	89.6%	91.6%	91.6%

A-1